                                                                     EXHIBIT 4-A

                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

         This THIRD AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement") is entered into effective as of December 28, 1998, by and among BINDLEY WESTERN INDUSTRIES, INC. (hereinafter referred to as the "Borrower"), the banks listed on the signature pages hereof (collectively the "Banks" and each individually a "Bank", with NBD BANK, N.A., which is one of the Banks, being referred to sometimes hereinafter as "NBD Bank") and BANK ONE, INDIANA, NA, a national banking association as administrative agent for the Banks (hereinafter in its capacity as administrative agent for the Banks, together with any successor, assign or delegatee, the "Agent").

         WHEREAS, the Borrower, the Agent, NBD Bank, N.A., NationsBank, N.A., The Bank of Tokyo - Mitsubishi, Ltd, KeyBank National Association, SunTrust Bank, Central Florida, N.A., National City Bank of Indiana, Fifth Third Bank, Indiana (f/n/a The Fifth Third Bank of Central Indiana) and The Northern Trust Company (all of such banks hereinafter collectively referred to as the "Original Banks") are parties to that certain Second Amended and Restated Credit Agreement dated June 30, 1998, as subsequently amended (the "Original Agreement"); and

         WHEREAS, the Borrower, the Agent, the Original Banks (other than The Bank of Tokyo - Mitsubishi, Ltd), and the Banks now desire to amend and restate the Original Agreement as hereinafter provided, which amendment and restatement shall, upon its execution and delivery by all parties, replace, supersede, and terminate the Original Agreement.

         NOW, THEREFORE, the Borrower, the Agent, and the Banks agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         1.01 Certain Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated for purposes of this Agreement:

         "Advance" means a loan under the Revolving Credit made hereunder by the Banks pursuant to Section 2.01.

         "Affiliate" means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

         "Aggregate Commitment" means the sum of all of the Commitments of the Banks.

         "Applicable Spread" means that number of Basis Points to be taken into account in determining the per annum rate at which interest will accrue on the Revolving Credit or the Swing Line, as the case may be, determined by reference to the implied senior debt rating of the Borrower as reported quarterly by Standard & Poors, Inc. in accordance with the following table:

------------------------------------------------------------------------------------------
                                                                             >
 Tier      Senior Debt Rating              Base Rate        LIBOR*        Federal Funds**
------------------------------------------------------------------------------------------
  1      BBB- and above:                      0.0          66.5 b.p          66.5 b.p.
------------------------------------------------------------------------------------------
  2      BB+ and below or unrated:            0.0          81.5 b.p          81.5 b.p.
------------------------------------------------------------------------------------------

* applicable to LIBOR Advances only.
** applicable to Swing Line Advances only.

Initially, the Applicable Spread shall be as shown on Tier 2 indicated on the above table. Thereafter, (a) with respect to a LIBOR Advance, the Applicable Spread shall be determined on the basis of the report of Standard & Poors, Inc. most recently delivered to the Agent prior to the first day of the LIBOR Interest Period for which the interest rate is calculated with effect for the entire LIBOR Interest Period, and, (b) with respect to a Base Rate Advance or a Swing Line Advance, the Applicable Spread shall be determined on the basis of the report of Standard & Poors, Inc. most recently delivered to the Agent prior to the making of the Advance or Swing Line Advance with the Applicable Spread to be adjusted thereafter, up or down as applicable, on the third Banking Day following receipt by the Agent of a report which contains a change in the Borrower's implied senior debt rating. In the event that the senior debt rating of the Borrower as reported by Standard & Poors, Inc. is not available, the Applicable Spread shall be the Applicable Spread as shown on Tier 2 indicated on the above table and shall remain effective until such time as the implied senior unsecured debt rating of the Borrower as reported by Standard & Poors, Inc. becomes available.

         "Asset Backed Debt" means debt associated with transactions under the Receivables Purchase Agreement.

         "Base Rate" means, on any particular date, the greater of (a) the Prime Rate and (b) the Federal Funds Effective Rate plus fifty (50) Basis Points.

         "Base Rate Advance" means an Advance for which interest is payable based on the Base Rate as described in Section 2.02(a)(i) hereof.

         "Basis Point" means one-one hundredth of one percent (0.01%).

         "Business Day" or "Banking Day" a day which is not (a) a Saturday, Sunday or legal holiday on which banking institutions in the State of Indiana or the city in which the office of the Agent is located is authorized to remain closed, or (b) a day on which the New York Stock Exchange is closed. For the Agent, a "Business Day" ends at 2:00 P.M. Eastern Standard Time, and all business transacted after such time on any particular day shall be deemed to have been transacted as of the next Business Day.

         "Closing Date" means the date of execution of this Agreement.

         "Commitment" means for each Bank the obligation to make available the amount under the Revolving Credit set forth opposite its name in Section 2.01.

         "Competitive Bid" means an offer by a Bank to make a Competitive Bid Advance pursuant to Section 2.04 hereof in the form of Exhibit "A" attached to this Agreement.

         "Competitive Bid Advance" means an advance made by a Bank described in
Section 2.04 hereof.

         "Competitive Bid Facility" means the credit facility described in
Section 2.04 hereof.

         "Competitive Bid Rate" shall mean, as to any Competitive Bid made by a Bank pursuant to Section 2.04(b) hereof, the rate of interest per annum (rounded to the nearest 1/100th of 1%) offered for each such Competitive Bid Advance.

         "Competitive Bid Request" means a request by Borrower made pursuant to
Section 2.04 hereof in the form of Exhibit "B" attached to this Agreement.

         "Competitive Bid Request by Agent" means a request made by Agent made pursuant to Section 2.04 hereof in the form of Exhibit "C" attached to this Agreement.

         "Competitive Bid Interest Period" means, for each Competitive Bid Advance, the period commencing on the date of such Advance and ending on the earlier of one month, two months, three months or six months thereafter associated with a LIBOR Rate, as requested by the Borrower in the Competitive Bid Request, or (b) the Termination Date; provided, however, that the last day of each Competitive Bid Interest Period shall be determined in accordance with the practices of the London interbank market or the certificate of deposit dealers, as appropriate and applicable, as from time to time in effect when the Competitive Bid Rate is based on LIBOR Rate.

         "Competitive Loan Note" means the promissory notes of the Borrower in favor of each Bank in the form of Exhibits "D-1" through "D-7" attached to this Agreement, as amended, replaced, supplemented, or modified from time to time, and "Competitive Loan Note" means any one of such Notes.

         "Consolidated" or "Consolidating" means: (a) when used herein with reference to financial statements, ratios, assets or liabilities, that any calculations have been made by consolidating the assets and liabilities of the Borrower and its consolidated Subsidiaries after eliminating all intercompany items and making such adjustments as required by GAAP; and (b) when used herein with reference to a Subsidiary of the Borrower, a Subsidiary whose financial statements have been or, in accordance with GAAP, are required to be, presented together on a consolidated basis with those of the Borrower.

         "Default" and "Event of Default" means any of the events specified in
Article VIII hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

        "Dollars" and "$" shall mean legal tender of the United States of America.

         "EBITDA" means the Borrower's (on a FIFO basis) earnings before interest expense, taxes, depreciation and amortization expense excluding any one-time gains or losses from asset dispositions; provided, however, that such amount shall exclude any earnings and expenses attributable to Priority Healthcare Corporation.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and all of the rules and regulations promulgated pursuant thereto, as amended from time to time.

         "Eurocurrency" means any currency other than United States dollars which is freely transferable and freely convertible into United States dollars.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m., Indianapolis, Indiana time on such day on such transactions received by the Agent from three (3) federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Fiscal Year"' means a year commencing January 1 and ending December

         "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

         "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material defined as such in or for the purpose of the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substance Control Act, any so-called "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order, decree or other requirement of any governmental authority regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste or material, as now or at any time hereafter in effect.

         "Indebtedness" means as to any Person (a) all obligations of such Person (including without limitation all fees, costs or unpaid accrued interest) for or with respect to borrowed money or for the deferred purchase price of property or services, (b) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to any property acquired by such Person and all obligations created or arising under such agreement even though the rights and remedies of the seller or lender thereunder are limited to repossession or sale of such property in the event of default, (c) all obligations of such Person under leases which shall have been or should be recorded as capitalized leases in accordance with GAAP, (d) all guarantees and other obligations (contingent or otherwise) of such Person to assure a creditor against loss (including, without limitation, letters of responsibility or comfort letters, arrangements to purchase or repurchase property or obligations, pay for property, goods or services whether or not delivered or rendered, maintain working capital, equity capital or other financial statement condition of, or lend or contribute to or invest in, any such Person) in respect of obligations of any other Person; (e) all endorsements of such Person (other than in the case of instruments for deposit or collection in the ordinary course of business); (f) all obligations of such Person for extensions of credit including the face amount of letters of credit to or on behalf of such Person, whether or not representing obligations for borrowed money; and (g) all obligations or indebtedness described in clauses (a) through
(f) secured by a Lien on any property owned by such Person, whether or not such Person has assumed or become liable for the payment thereof.

         "Independent Public Accountant" means Price Waterhouse or other public accounting firm of national reputation selected by the Borrower and acceptable to the Majority Banks.

         "Interest Expense Coverage Ratio" means the ratio of net income (excluding all extraordinary gains and losses and without giving effect to FASB 106 and excluding any net income attributable to Priority Healthcare Corporation), plus income tax and interest expense (including the allowance for interest used in computing net lease rental payments under financing leases) for such period over interest payments due on all indebtedness during such period (including the allowance for interest used in computing net lease rental payments under financing leases), all determined on a Consolidated basis.

         "Investment" means (a) any loan, advance, guarantee, extension of credit (other than in the ordinary course of business to trade customers) or contribution of capital to any Person or the purchase of any Person s notes, stock, bonds or other securities, (b) advances to employees of a Person other than in the ordinary course of business for the purpose of defraying travel, relocation or business expenses, and (c) any contribution of capital or property or services contributed or committed to be contributed by a Person in connection with the purchase of debt or equity or other ownership interests.

         "Lending Installation" means, with respect to a Bank or the Agent, the office, branch, subsidiary or Affiliate of such Bank or the Agent listed on the signature pages hereof or on a schedule or otherwise selected by such Bank or the Agent pursuant to Section 2.20 hereof.

         "LIBOR Advance" means an Advance for which interest is payable based on LIBOR as described in Section 2.02(a)(ii) hereof.

         "LIBOR Interest Period" means, with respect to each LIBOR Advance, each consecutive one, two, three or six month period effective as of the first day of each LIBOR Interest Period and ending on the earlier of the (A) last day of each LIBOR Interest Period and (B) the Termination Date; provided that if any LIBOR Interest Period is scheduled to end on a date for which there is no numerical equivalent to the date on which the LIBOR Interest Period commenced, then it shall end instead on the last day of such calendar month.

         "LIBOR Rate" means the offered rate for U.S. Dollar deposits of not less than $1,000,000.00 for a period of time equal to each LIBOR Interest Period as of 11:00 A.M. City of London, England time two (2) London Business Days prior to the first date of each LIBOR Interest Period of the applicable Note as shown on the display designated as "British Bankers Assoc. Interest Settlement Rates" by Bloomberg, or such other electronic publisher as may be reasonably selected by the Agent if Bloomberg's services are no longer available for the purpose of displaying such rate. If such rate is not available on Bloomberg then such offered rate shall be otherwise independently determined by the Agent from an alternate, substantially similar independent source available to Bank or shall be calculated by the Agent by a substantially similar methodology as that theretofore used to determine such offered rate in Bloomberg. Each determination of LIBOR made by the Agent in accordance with this paragraph shall be conclusive except in the case of demonstrative or manifest error.

         "Lien" means any mortgage, pledge, assignment, security interest, encumbrance, lien (statutory or other) or charge or preferential arrangement of any kind (including without limitation any agreement to provide any of the foregoing), any conditional sale or other title retention agreement or any lease in the nature thereof, or any filing or agreement to file a financing statement under the Uniform Commercial Code or comparable law to evidence or perfect any such lien or security interest.

         "Loan Documents" means, collectively, this Agreement, the Notes and any other documents evidencing or securing the Obligations, as any such documents may be amended, modified, restructured or replaced from time to time.

         "Loans" means the Revolving Credit, the Swing Line and the Competitive Bid Facility, together with all renewals and extensions thereof.

         "London Business Day"means any day other than a Saturday, Sunday or a day on which banking institutions are generally authorized or obligated by law or executive order to close in the City of London, England.

         "Majority Banks" means Banks whose Pro Rata shares, in the aggregate, of the Aggregate Commitment are greater than sixty-six and two-thirds percent (66-2/3%); provided, however, that if any of the Banks shall have failed to fund its Pro Rata share of any Advance requested by the Borrower, which such Banks are obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "Majority Banks" means Banks (excluding all Banks whose failure to fund their respective Pro Rata share of such Advance has not been so cured) whose Pro Rata shares of the Aggregate Commitment represent greater than sixty-six and two-thirds percent (66-2/3%) of the aggregate Pro Rata shares of such Banks.

         "Margin Stock" has the meaning ascribed to it in Regulation U of the Board of Governors of the Federal Reserve System.

         "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, results of operations, properties, liabilities or prospects of the Borrower and its Subsidiaries, considered as a whole.

         "Maturity Date" means, with respect to a LIBOR Advance, the last day of the corresponding LIBOR Interest Period, and with respect to a Base Rate Advance or a Swing Line Advance, the Termination Date.

         "Net Income" means, with reference to any period, the net income (or loss) of the Borrower and its Consolidated Subsidiaries computed for such period on a consolidated basis consistently applied, in accordance with GAAP.

         "Net Worth" means total assets minus total liabilities of the Borrower and its Consolidated Subsidiaries, computed on a consolidated basis consistently applied, in accordance with GAAP.

         "Note" or "Notes" means a Revolving Note, a Competitive Loan Note or the Swing Line Note, as the context requires, and in the plural refers to two or more of such Notes, collectively.

         "Obligations" means (i) all obligations, Indebtedness and liabilities of the Borrower under the Loan Documents, whether now or hereafter owing to the Banks, and (ii) all obligations or other liabilities regarding a cap, floor or collar, forward rate, future rate, asset swap or index, price or market linked transaction or agreement, other exchange or rate protection transaction agreement, other similar transaction (however designated) or any combination thereof or any option with respect thereto executed by the Borrower for the purpose of moderating interest rate fluctuations.

         "Original Agreement" has the meaning set forth in this Agreement's preamble.

         "PBGC" means the Pension Benefit Guaranty Corporation created under
Section 4002(a) of ERISA or any successor thereto.

         "Permitted Liens" means:

         (a) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings (in a manner sufficient to prevent enforcement of the matter under contest) as to which adequate reserves have been set aside in an amount determined in accordance with GAAP;

         (b) Other Liens incidental to the conduct of the business of the Borrower and its Consolidated Subsidiaries or the ownership of their respective properties and assets which were not incurred in connection with the incurring of Indebtedness, and which do not materially detract from the value of such property or assets or impair the use thereof in the operation of the Borrower's and its Subsidiaries' business;

         (c) Liens on property or assets of a Subsidiary to secure the obligations of such Subsidiary to the Borrower or to another Subsidiary; and

         (d) Liens conveyed simultaneously or hereafter by the Borrower to the Agent for the benefit of the Banks to secure the Obligations.

         (e) The transfer of an interest in accounts and notes receivable which is permitted under Section 7.04(e) hereof.

         "Person" means an individual, a corporation, a partnership, an association, a trust, a joint venture or any other entity or organization, including a governmental or political subdivision or an agent or instrumentality thereof, or other entity of any kind.

         "Plan" means any employee pension benefit plan maintained or contributed to by the Borrower or any of its Subsidiaries or by any trade or business (whether or not incorporated) under common control with. the Borrower or any of its Subsidiaries as defined in Section 4001(b) of ERISA and insured by the PBGC under Title IV of ERISA.

         "Prepayment Premium" means the excess, if any, as determined by the Agent of: (i) the present value at the time of prepayment of the interest payments which would have been payable on account of an amount prepaid from the date of prepayment until the end of the period during which interest would have accrued at a LIBOR Rate but for prepayment over (ii) the present value at the time of prepayment of interest payments calculated at the rate (the "Reinvestment Rate") which the Agent then estimates each Bank would receive upon reinvesting the principal amount of the prepayment in an obligation which presents a credit risk substantially similar (as determined in accordance with the commercial credit rating system then used by the Agent) to that which is then presented by the Loan for a period approximately equal to the balance of the period during which interest would accrue on the portion of the Loan prepaid at a LIBOR Rate, but for prepayment. The discount rate used by the Agent in determining such present values shall be the Reinvestment Rate.

         "Prime Rate" means a variable per annum interest rate equal at all times to the rate of interest established and quoted by the Agent as the Prime Rate, such rate to change contemporaneously with each change in such established and quoted rate, provided that it is understood that the Prime Rate shall not necessarily be representative of the rate of interest actually charged by the Agent on any loan or class of loans.

         "Pro Rata" means (a) with respect to each Bank's share of all Advances under the Revolving Credit and all other amounts to be disbursed or advanced by such Bank under the Revolving Credit, including but not limited to amounts to be disbursed pursuant to Section 9.06 hereof, such Bank's ratable share of such amount determined as the proportion that such Bank's Commitment bears to the Aggregate Commitment of all Banks; and (b) with respect to each Bank's share of all payments of principal, interest, and fees on the Revolving Credit to be received by such Bank, such Bank's ratable share of such amount determined as the percentage of the aggregate unpaid principal amount of all Advances under the Revolving Credit funded by such Bank, or if there are no Advances under the Revolving Credit outstanding, the proportion that such Bank's Commitment bears to the Aggregate Commitment of all of the Banks; and (c) with respect to each Bank's share of all payments of principal and interest on the Competitive Bid Facility to be received by such Bank, such Bank's ratable share of such amount determined as the percentage of the aggregate unpaid principal amount of all Competitive Bid Advances under the Competitive Bid Facility funded by such Bank.

         "Receivables Purchase Agreement" means the Receivables Purchase Agreement dated as of December 28, 1998 among Bindley Western Funding Corporation, Falcon Asset Securitization Corporation, The First National Bank of Chicago, as agent and the investors who become parties thereto, as the same may be amended from time to time.

         "Reinvestment Rate" is used as defined in the text of the definition of "Prepayment Premium" in this Section.

         "Reportable Events" has the meaning ascribed in ERISA.

         "Reserve Percentage" for each day during a LIBOR Interest Period is that percentage (expressed as a decimal) which is in effect on such day, as prescribed under Regulation D by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement for a member bank of the Federal Reserve System (or any successor) on non-personal time deposits of $100,000.00 or more having a maturity comparable to the maturity of such Eurocurrency liabilities with a maturity comparable to the maturity of such LIBOR Interest Period, as the case may be.

         "Revolving Credit" means the credit facility described in Section 2.01.

         "Revolving Note" means each promissory note to be executed by the Borrower in favor of each Bank in the form of Exhibits "E-1" through "E-7" attached hereto, as amended, replaced, supplemented or modified from time to time.

         "Subordinated Debt" means all Indebtedness of the Borrower and its Consolidated Subsidiaries which is subordinated to the Indebtedness of the Borrower and its Consolidated Subsidiaries to the Banks under such terms that such Indebtedness is, in the judgment of all of the Banks, functionally the equivalent of shareholders' equity in relation to the Borrower's Indebtedness to the Banks.

         "Subsidiary" as to any Person means any corporation or other business entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation or other business entity are at the time owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

         "Swing Line" means the credit facility described in Section 2.05 hereof.

         "Swing Line Advance" means a loan made available to the Borrower by the Swing Line Bank pursuant to Section 2.05 hereof.

         "Swing Line Bank" means NBD Bank or any other lender as a successor Swing Line Bank.

         "Swing Line Commitment" means the obligation of the Swing Line Bank to make Swing Line Advances up to a maximum of the lesser of (i) Twenty Million and No/100 Dollars ($20,000,000.00) and (ii) the Aggregate Commitments less the outstanding principal balance under the Revolving Credit and the Competitive Bid Facility.

         "Swing Line Note" means a promissory note, in substantially the form of Exhibit B attached hereto, duly executed by the Borrower and payable to the order of the Swing Line Bank in the amount of its Swing Line Commitment, as amended, replaced, supplemented or modified from time to time.

         "Termination Date" means the earlier to occur of (a) December 27, 1999, as such date may hereafter be extended upon the mutual agreement of the Borrower and all of the Banks in their sole discretion, and (b) the date on which the Loans are terminated, accelerated or both pursuant to Article VIII hereof.

         "Total Debt" means all outstandings for borrowed money exclusive of the Asset Backed Debt outstandings.

         "Transfer Agreements" means the Transfer Agreement dated as of December 28, 1998, between Special Services Company and the Borrower and the Transfer Agreement dated as of December 28, 1998 between the Borrower and Bindley Western Funding Corporation in connection with the Receivables Purchase Agreement, as the same may be amended from time to time.

         1.02 Financial Standards. All accounting terms used herein and not expressly defined in this Agreement shall (unless otherwise expressly indicated) have the respective meanings given to them in accordance with GAAP. All financial computations made under this Agreement for the purpose of determining compliance with the financial requirements of this Agreement shall be made, and all financial information required under this Agreement shall be prepared, in accordance with GAAP, as in effect on the Closing Date, consistently applied. All computations made under this Agreement for the purpose of determining compliance with the financial covenants herein shall be made on a Consolidated basis.

                                   ARTICLE II
                                   THE CREDITS

         2.01 Revolving Credit. Subject to the terms and conditions hereof, including but not limited to the limitation stated in this Section 2.01 below and Section 2.05(a) hereof, each Bank severally agrees to make Advances (collectively, the "Revolving Credit") to the Borrower at any time and from time to time on and after the date hereof to and including the Termination Date in an aggregate principal amount at any one time outstanding not to exceed the Bank's Commitment set forth opposite such Bank's name below:

                                                 Amount of          Percentage of
                  Bank                          Commitment      Aggregate Commitment
                  ----                          ----------      --------------------
NBD Bank, N.A.                               $  37,500,000.00       21.490%

NationsBank, N.A.                            $  22,000,000.00       12.607%

KeyBank National Association                 $  31,000,000.00       17.765%

Suntrust Bank, Central Florida, N.A.         $  35,000,000.00       20.057%

National City Bank of Indiana                $  20,000,000.00       11.461%

Fifth Third Bank, Indiana                    $   9,000,000.00        5.157%

The Northern Trust Company                   $  20,000,000.00       11.461%

                  Total                      $ 174,500,000.00       100.00%

         The Revolving Credit is a revolving credit facility and subject to
Section 2.12 and within the limits of the Aggregate Commitment of the Banks, the Borrower may prepay and reborrow as Borrower may elect, provided that (y) all Advances must mature no later than the Termination Date, and (z) the aggregate outstanding principal balance of the Revolving Credit, the Competitive Bid Facility and the Swing Line may not exceed $174,500,000.00; provided, however, notwithstanding any terms contained in this Agreement or the Loan Documents to the contrary, the availability under the Aggregate Commitment shall be temporarily reduced from the Closing Date until the earlier of (y) notification to the Borrower from NBD Bank or (z) March 30, 1999 to $162,500,000.00 and the availability under each Bank's Commitment shall be pro ratably adjusted to reflect such reduction in availability.

         2.02     Interest and Principal.

         (a) Each Advance under the Revolving Credit shall bear interest until such Advance is paid in full at a rate per annum equal to, at the Borrower's option: (i) the Base Rate plus the Applicable Spread; or (ii) the rate determined by the Agent to be the LIBOR Rate for such LIBOR Interest Period plus the Applicable Spread.

         (b) The Borrower shall pay accrued interest on each Base Rate Advance in arrears on the first Banking Day of each calendar month and on its Maturity Date, with the first such payment due on the earlier of such date after the respective Advance is made.

         (c) The Borrower shall pay accrued interest on each LIBOR Advance on the Maturity Date for such Advance, provided that if a LIBOR Interest Period is six (6) months, accrued interest shall also be paid three (3) months following the date of making such Advance and on the Maturity Date of such Advance. Interest on LIBOR Advances shall be computed on the basis of a year of 360 days and on actual days elapsed.

         (d) Each Base Rate Advance shall be for such period as the Borrower shall determine; provided, that no Base Rate Advance made hereunder may have a Maturity Date after the Termination Date.

         (e) The Borrower shall pay the principal of each Advance in full on its Maturity Date unless the Borrower gives the Agent notice as provided in Section
2.03 that such Advance is to be renewed. Renewals of LIBOR Advances are subject to Sections 2.10, 2.11, and 2.12 hereof. Subject to the provisions of Sections 2.03, 2.10, 2.11 and 2.12 hereof, on the Maturity Date of any Advance the Borrower shall have the right to elect to have any outstanding Advance converted into a different type of Advance provided for under the terms of this Agreement; provided, that if no notice is given of the election of the Borrower to convert or renew a LIBOR Advance on its respective Maturity Date under Section 2.03, the Borrower shall have been deemed to have elected to convert to a Base Rate Advance.

         (f) Each Advance shall be in an aggregate minimum amount of Five Million Dollars ($5,000,000.00) with additional increments of One Million Dollars ($1,000,000.00).

         (g) The Borrower may not have more than seven (7) LIBOR Advances outstanding at any one time.

         2.03 Requests for Advances; Funding by Banks. (a) The Borrower shall give the Agent at least three (3) Banking Days' irrevocable notice of each LIBOR Advance or renewal thereof to be made hereunder, and same-day notice of each Base Rate Advance to be made. Each such request ("Request") shall be irrevocable, shall be received by the Agent by no later than 10:30 A.M. Indianapolis, Indiana time on the date required hereunder, and shall specify the date the Advance is to be made (which shall be a Banking Day), the type of Advance, the tenor of the applicable LIBOR Interest Period, in the case of a LIBOR Advance, and the amount of the Advance, which amount shall not exceed the Aggregate Commitment of the Banks (subject to the limitations of Section 2.01). Requests may be made by telephone and the Agent may rely on such telephonic request as the act of the Borrower through its authorized representative. The Borrower shall promptly confirm all telephonic requests in writing if the Agent so requires. Upon receipt of each Request the Agent shall promptly notify each Bank thereof. If Borrower fails to specify the type of Advance, it shall be deemed to have selected a Base Rate Advance. If Borrower fails to specify the length of any LIBOR Interest Period, it shall be deemed to have selected a LIBOR Interest Period of one (1) month. Notwithstanding the foregoing, upon the execution hereof the Borrower shall be deemed to have requested a Base Rate Advance in the amount of the aggregate principal and accrued interest unpaid and outstanding under the Original Agreement on the Closing Date unless the Borrower gives the Agent notice otherwise of its Request for a LIBOR Advance on the Closing Date. The proceeds of such Advance or Advances shall be automatically applied by the Banks to the payment of all outstanding principal and accrued interest under the Original Agreement.

         (b) The Agent shall promptly notify each Bank upon receipt of a Request for Advance from the Borrower specifying the portion of such Advance to be funded by each Bank, the interest rate and the date of borrowing. Each Advance or renewal thereof shall be made on a Pro Rata basis by the Banks and each Bank's portion of each Advance shall be determined by application of the percentage set forth opposite such Bank's name in Paragraph 2.01 to the total amount of the Advance. Provided that each Bank is given the notice required in this Section 2.04, each Bank agrees that it will make the funds which it is to advance hereunder available to the Agent not later than 12:30 p.m. Indianapolis, Indiana time on the date such Advance is to be made. The Agent will thereupon advance to the Borrower the amount so received from the Banks unless the Agent shall determine that any condition precedent applicable to the Advance set forth in Sections 4.01, 4.02 or 4.03 shall not be fulfilled as of the date of such Advance. All Advances will be made to the Borrower by a credit to Borrower's account with the Agent, or to any account of the Borrower maintained by the Borrower at a bank designated by the Borrower which is a wholly owned subsidiary of BANK ONE CORPORATION and for which the Borrower has provided to the Agent a draw down authorization. All notices (including Requests for Advances) sent by the Borrower to the Agent and received by the Agent after 10:30 a.m. Indianapolis, Indiana time (or such other time as is specified in any Section hereof) on a Banking Day shall be deemed received on the next succeeding Banking Day.

         2.04 Competitive Bid Facility. In addition to the Revolving Credit and the Swing Line, the Borrower may, as set forth in this Section, request the Banks at any time prior to the Termination Date to make offers to make Competitive Bid Advances to the Borrower. The aggregate principal amount at any one time outstanding under the Competitive Bid Facility shall not exceed $60,000,000.00, and in no event may the aggregate outstanding principal balances of the Competitive Bid Facility, the Revolving Credit and the Swing Line exceed

174,500,000.00. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section. Each utilization of the Competitive Bid Facility by the Borrower shall serve to reduce the available and unused Aggregate Commitment under the Revolving Credit; provided, that neither the Pro Rata share of each Bank of the Aggregate Commitment nor the amount of each Bank's Commitment shall be altered by virtue of any Bank financing a Competitive Bid Advance.

         (a) In order to request Competitive Bids, the Borrower shall hand deliver, telex, or telecopy to the Agent a duly completed Competitive Bid Request in the form of Exhibit "C" hereto, to be received by the Agent not later than 12:00 P.M., Indianapolis, Indiana time, one (1) Banking Day before the making of the proposed Competitive Bid Advance. A Competitive Bid Request that does not conform substantially to the format of Exhibit "C" may be rejected in the Agent's sole discretion, and the Agent shall promptly notify the Borrower of such rejection by telex or telecopier. Such request shall in each case refer to this Agreement and specify (i) the proposed date of such Advance (which shall be a Banking Day), (ii) and the aggregate principal amount thereof (which shall not be less than $10,000,000.00 or greater than the Aggregate Commitment and shall be an integral multiple of $1,000,000.00), and (iii) the Competitive Bid Interest Period with respect thereto (which may not end after the Termination
Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, but in any event no later than 3:30 P.M. Indianapolis, Indiana time on the date of receipt of the Competitive Bid Request, the Agent shall invite by telex or telecopier (in the form set forth in Exhibit "B" hereto) the Banks to bid, on the terms and conditions of this Agreement, to make a Competitive Bid Advance pursuant to such Competitive Bid Request.

         (b) Each Bank may, in its sole discretion, make a Competitive Bid to the Borrower responsive to the Competitive Bid Request. Each Competitive Bid by a Bank must be received by the Agent via telex or telecopier, in the form of Exhibit "A" not later than 10:00 A.M., Indianapolis, Indiana time, on the proposed date of the making of the Competitive Bid Advance, provided that NBD Bank's Competitive Bid must be received by the Agent no later than 9:30 a.m. Indianapolis, Indiana time on such date. Competitive Bids that do not conform substantially to the format of Exhibit "A" may be rejected by the Agent after conferring with, and upon the instruction of, the Borrower, and the Agent shall notify the Bank making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (i) the principal amount (which shall be in an minimum principal amount of $10,000,000.00 and in an integral multiple of $1,000,000.00 and which may equal (but not exceed) the entire principal amount of the Competitive Bid Advance requested by the Borrower) of the portion of the Competitive Bid Advance that the Bank is willing to make to the Borrower and (ii) the Competitive Bid Rate at which the Bank is prepared to make the Competitive Bid Advance. If any Bank shall elect not to make a Competitive Bid, such Bank shall so notify the Agent via telex or telecopier not later than 10:30 A.M., Indianapolis, Indiana time, on the Banking Day of the making of the proposed Competitive Bid Advance; provided, however, that failure by any Bank to give such notice shall not cause such Bank to be obligated to make any Competitive Bid Advance as part of such Competitive Bid Facility. A Competitive Bid submitted by a Bank pursuant to this Section shall be irrevocable.

         (c) The Agent shall promptly notify the Borrower no later than 11:00 A.M. Indianapolis, Indiana time on the same day as it receives the Competitive Bids by telex or telecopier of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of the portion of each Competitive Bid Advance in respect of which a Competitive Bid was made and the identity of the Bank that made each bid. The Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.04.

         (d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this subsection (d), accept or reject any Competitive Bid referred to in subsection (c) above. The Borrower shall notify the Agent by telex or telecopier whether and to what extent it has decided to accept or reject any of or all the bids referred to in subsection (c) above, not later than 12:00 P.M., Indianapolis, Indiana time, on the Banking Day of the proposed Competitive Bid Advance; provided, however, that (i) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in subsection (c) above, (ii) the Borrower shall not accept a bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) if the Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by the Borrower to exceed the amount specified in the Competitive Bid Request, then the Borrower shall accept a portion of the bid or bids in an amount not to exceed the amount specified In the Competitive Bid Request; (v) if the Borrower shall accept bids made at a particular Competitive Bid Rate but the aggregate amount of bids made at such rate shall exceed the amount specified in the Competitive Bid Request, then the Borrower shall accept pro rata (based on the aggregate principal amount of such bids) a portion of each bid made at such Competitive Bid Rate. A notice given by the Borrower pursuant to this subsection (d) shall be irrevocable.

         (e) The Agent shall notify each bidding Bank no later than 1:00 P.M. Indianapolis, Indiana time whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telex or telecopier, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Bid Advance in respect of which its bid has been accepted no later than 2:00 P.M. Indianapolis, Indiana time, on the same Banking Day.

         (f) A Competitive Bid Request shall not be made within ten (10) Banking Days of the date of any other Competitive Bid Request, unless the Borrower and the Agent shall mutually agree otherwise.

         (g) All Competitive Bid Advances shall reduce the Aggregate Commitment, and at no time shall the sum of the aggregate outstanding principal balances of the Revolving Credit, the Swing Line and the Competitive Bid Facility exceed $174,500,000.00.

         (h) All Competitive Bid Advances made by each Bank shall be evidenced by a Competitive Loan Note payable to the order of such Bank and executed by the Borrower prior to the disbursement of the Competitive Bid Advance in the amount of such Competitive Bid Advance.

         2.05 Swing Line.

         (a) Amount of Swing Line Advances. Upon the satisfaction of the conditions precedent set forth in Section 4.01 and 4.02 hereof from and including the date of this Agreement and prior to the Termination Date, the Swing Line Bank agrees, on the terms and conditions set forth in this Agreement, to make Swing Line Advances to the Borrower from time to time, in Dollars, in an amount not to exceed the Swing Line Commitment; provided, however, at no time shall the outstanding principal balance under the Revolving Credit, the Competitive Bid Facility and the Swing Line exceed the Aggregate Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Advances at any time prior to the Termination Date.

         (b) Borrowing Notice. The Borrower shall deliver to both the Agent and the Swing Line Bank a borrowing notice ("Request") signed by it, not later than 1:00 p.m. Indianapolis time on the proposed date of disbursement of a Swing Line Advance ("Borrowing Date") of each Swing Line Advance, specifying (i) the applicable Borrowing Date (which shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Advance which shall be an amount not less than One Hundred Thousand and No/100 Dollars ($100,000.00), and (iii) the Borrower's interest rate election with respect to such Advance.

         (c) Making of Swing Line Advances; Interest. Provided that the Swing Line Bank and the Agent are given the notice required in Section 2.05 (b), then not later than 3:00 p.m. Indianapolis, Indiana time on the applicable Borrowing Date, the Swing Line Bank shall make available its Swing Line Advance, in funds immediately available in Indianapolis to the Agent at its address specified pursuant to Article X hereof. The Agent will promptly make the funds so received from the Swing Line Bank available to the Borrower at the Agent's aforesaid address. Each Swing Line Advance shall bear interest until such Swing Line Advance is paid in full at a per annum rate equal to, at the Borrower's option:
(i) the Base Rate, (ii) the Federal Funds Effective Rate plus the Applicable Spread, or (iii) such other rate as may be agreed upon between the Swing Line Bank and the Borrower prior to the disbursement of such Swing Line Advance.

         (d) Repayment of Swing Line Advances. The Swing Line Advances shall be evidenced by the Swing Line Note. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Advances or, in a minimum amount and increments of One Hundred Thousand and No/100 Dollars ($100,000.00), any portion of the outstanding Swing Line Advances, upon notice to the Agent and the Swing Line Bank. In addition, the Agent shall (i) at any time upon the request of the Swing Line Bank after a Default or an Event of Default, or (ii) at any time necessary to insure that the Commitment of the Swing Line Bank will not be exceeded, require each Bank (including the Swing Line Bank) to make an Advance in the amount of such Bank's Pro Rata Share of such Swing Line Advance, for the purpose of repaying such Swing Line Advance. Not later than 2:00 p.m. Indianapolis time on the date of any notice received pursuant to this Section 2.05(d), each Bank shall make available its required Advance, in funds immediately available in Indianapolis to the Agent at its address specified pursuant to Article X hereof. Advances made pursuant to this Section 2.05(d) shall initially be Base Rate Advances and thereafter may be continued as or converted into LIBOR Advances in the manner provided in Section 2.01 and subject to the other conditions and limitations therein set forth and set forth in this
Article II. Unless a Bank shall have notified the Swing Line Bank, prior to its making any Swing Line Advance, that any applicable condition precedent set forth in Sections 4.01 and 4.02 hereof had not then been satisfied, such Bank's obligation to make Advances pursuant to this Section 2.05(d) to repay Swing Line Advances shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Agent, the Swing Line Bank or any other Person, (b) the occurrence of continuance of a Default, (c) any adverse change in the condition (financial or otherwise) of the Borrower, or (d) any other circumstances, happening or event whatsoever. In the event that any Bank fails to make payment to the Agent of any amount due under this Section 2.05(d), the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Bank hereunder until the Agent receives such payment from such Bank or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Bank fails to make payment to the Agent of any amount due under this Section 2.05(d), such Bank shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the Swing Line Bank, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Advance in the amount of such Swing Line Advance required by such Bank hereunder, and such interest and participation may be recovered from such Bank together with interest thereon at the Federal Funds Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Advances.

         2.06 Evidence of Credit Extensions.

         (a) Principal, interest and all other sums owing to the Banks under this Agreement shall be evidenced by entries in records maintained by each Bank. Each payment on and any other credits with respect to principal, interest, and all other sums outstanding under this Agreement shall be evidenced by entries in such records. All such entries shall be prima facie proof that such sums are owing or that such payments have been made. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under any Note to repay the principal amount of the Advances, the Competitive Bid Advances or Swing Line Advances together with all interest accruing thereon.

         (b) The Borrower agrees that it shall, from time to time at the request of any Bank through the Agent, execute and deliver to such Bank a Note for all or part of the outstanding principal amount of such Bank's portion of the Revolving Credit and/or the Competitive Bid Facility, each such Note to be in the principal amount determined by such Bank, to provide for the payment of interest and principal as set forth in Section 2.02 and Section 2.04 hereof, and to be in form and substance satisfactory to such Bank.

         2.07 Fees.

          For the period from the date of this Agreement, to but excluding the Termination Date, the Borrower shall pay to the Agent for the account of each Bank a facility fee equal to 18.5 Basis Points per annum calculated on the Aggregate Commitment. Such fees shall be paid in advance with the first such payment due on the date of this Agreement for the period from the date hereof through March 31, 1999, and thereafter calculated on a quarterly basis and paid in advance on the last Banking Day of each March, June, September and December, beginning on March 31, 1999. The Agent may debit any demand deposit account of the Borrower on the date such administrative or facility fees are due in payment of such fees, without further authority, and the Agent shall promptly distribute
(i) to each Bank its Pro Rata share of each payment of the facility fee, and
(ii) to the Agent the amount of its administrative fee. Such fees shall be calculated on the basis of a 360-day year and actual days elapsed. All fees payable hereunder shall be non-refundable and deemed to be earned in full upon payment, except in the event of a permanent reduction in the Aggregate Commitments as contemplated in Section 2.15 hereof in which event Borrower shall be entitled to a prorated refund of such fees. The Borrower also agrees to pay to the Agent for the sole account of the Agent and First Chicago Capital Markets, Inc. (the "Arranger") unless otherwise agreed between the Agent or the Arranger and any Bank, the fees set forth in the Letter Agreement among the Agent, the Arranger and the Borrower dated November 12, 1998, payable at the times and in the amounts set forth therein.

         2.08 Taxes. All payments and reimbursements required to be made hereunder shall be made free and clear of and without deduction of any and all taxes, fees or other charges of any nature whatsoever imposed by any taxing authority, except such taxes as are imposed on or measured by a Bank's net income by the jurisdiction or any political subdivision thereof in which such Bank's principal office or actual lending branch is located. The Borrower shall reimburse or compensate such Bank, upon demand by such Bank, for all costs incurred, losses suffered or payments made in connection with the Loans or any part thereof which costs, losses or payments are a result of any present or future reserve, special deposit or similar requirement against assets of, liabilities of, deposits with or for the account of or loans by such Bank, imposed on such Bank or the offshore interbank market by any regulatory authority, central bank or other authority, whether or not having the force of law. If Borrower is prohibited by operation of law from (i) making payments without deduction as provided in this Section, or (ii) paying, causing to be paid, or reimbursing any Bank for the cost of, any and all taxes, duties, fees or other charges as provided in this Section, then payments due to any such Bank under this Agreement (and any Note required hereunder) shall be increased to such amount which, after provision for such taxes, duties, fees or other charges, is necessary to yield and remit to such Bank payments at the applicable rate specified in Sections 2.02, 2.04 and 2.05. The Borrower shall provide evidence that all applicable taxes imposed on the transaction contemplated by this Agreement shall have been paid to the appropriate taxing authorities by delivery to Agent of the official tax receipts or notarized copies of such receipts within thirty (30) days after payment of any such tax.

         2.09 Availability, Yield. With respect to the LIBOR Advances, notwithstanding anything to the contrary contained herein, if at any time any Bank in its discretion determines that there is a reasonable probability that United States dollar deposits in the amount of any requested LIBOR Advance and for a period equal to the LIBOR Interest Period for such Advance will not be available in the offshore interbank market, or there is a reasonable probability that the rate of interest at which such deposits will be available will not accurately reflect the cost to such Bank of maintaining such LIBOR Advance during such LIBOR Interest Period, such Bank shall promptly give notice thereof to Agent who shall notify the Borrower and, unless the Borrower elects to withdraw its request for borrowing on the date it receives such notice from such Bank, Borrower shall be deemed to have requested a Base Rate Advance in lieu of such LIBOR Advance.

         2.10 Rate Not Ascertainable. Anything herein to the contrary notwithstanding, if at any time the Agent shall determine (which determination shall be binding and conclusive on all parties hereto) that by reason of circumstances affecting the offshore interbank market, adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate, then so long as such circumstances shall continue (a) the Agent shall promptly give notice of such determination to each Bank and the Borrower, (b) no Bank shall be under any obligation to make or continue, or convert into LIBOR Advances, (c) any request of the Borrower for LIBOR Advances (whether by continuation or conversion or otherwise) shall be deemed a request for Base Rate Advances, and (d) the Borrower shall, in the case of each outstanding LIBOR Advance, on the maturity date of such Advance, either cause such Advance to be converted into a Base Rate Advance or pay or prepay such advance in full (together with accrued interest thereon).

         2.11 Illegality. Notwithstanding anything to the contrary contained herein, if at any time any Bank determines that any change in applicable law or regulation or any interpretation thereof makes it unlawful for such Bank to make or continue any LIBOR Advance, or to comply with its obligations hereunder in respect of LIBOR Advances, such Bank shall give notice of the same to Agent and Borrower, at which time the obligation of such Bank to lend on the basis of the LIBOR Rate, as the case may be, shall terminate. If after consultation with Borrower, such Bank determines that the effect of such change cannot reasonably be mitigated, the Borrower shall, upon request of such Bank and subject to
Section 2.12, immediately prepay in full the outstanding LIBOR Rate Advances, as the case may be, together with all interest accrued thereon to the date of payment, and shall pay all other sums due such Bank in connection with such LIBOR Rate Advances, provided, however, that Borrower may then elect to borrow the sums being prepaid at the rate specified in Section 2.02(a)(i) or (iv) hereof.

         2.12 Prepayments. Voluntary prepayment prior to the expiration of the applicable LIBOR Interest Period of all or any portion of a Loan on which interest is accruing at a LIBOR Rate shall be subject to contemporaneous payment of the Prepayment Premium if, at the time of prepayment, the Reinvestment Rate is less than the LIBOR Rate at which interest accrues on the Loan. A Prepayment Premium shall also be due and payable on prepayment of all or any portion of any Loan prior to scheduled maturity because of acceleration of maturity on account of an Event of Default if, at the time of acceleration of maturity, the Reinvestment Rate is less than the applicable LIBOR Rate at which interest is accruing on the Loan. If at the time of any voluntary or mandatory prepayment of any portion of the principal of any Loan, interest accrues at both a LIBOR Rate or Rates, and at a Base Rate on portions of the Loan, then any prepayment of principal will be applied first to the portion of the Loan on which interest accrues at the Base Rate and next to the portion or portions at which interest accrues at a LIBOR Rate, and if interest accrues on the Loan at more than one LIBOR Rate, first to that portion or those portions on which interest accrues at a rate or rates which results in no Prepayment Premium or the lowest Prepayment Premium or Premiums. If Borrower prepays all or any portion of a Loan bearing interest at a LIBOR Rate, provided Borrower makes any such prepayment other than on the last day of a LIBOR Interest Period, Borrower shall pay all accrued interest on the principal amount prepaid with such prepayment and, in addition to any applicable Prepayment Premium described above, shall also on demand reimburse each Bank and hold each Bank harmless from all other losses and expenses incurred by such Bank as a result of such prepayment, including, without limitation, any losses and expenses arising from the liquidation or reemployment of deposits acquired to fund or maintain the principal amount prepaid. Such reimbursement shall be calculated as though such Bank funded the principal amount prepaid through the purchase of U.S. Dollar deposits in the London, England interbank market having a maturity corresponding to such LIBOR Interest Period and bearing an interest rate equal to the LIBOR Rate for such LIBOR Interest Period, whether in fact that is the case or not. Agent's determination of the amount of such reimbursement shall be conclusive in the absence of manifest error.

         2.13 Method of Payment; Mistakes.

         (a) Each payment of principal, interest and other sums due under this Agreement shall be made to the Agent without set-off or counterclaim in immediately available funds on a Banking Day when due not later than 11:30 a.m. Indianapolis time. All sums received after such time shall be deemed received on the next Banking Day, and interest thereon shall be payable at the then-applicable rate during such extension. Any payment due on a day that is not a Banking Day shall be made on the next Banking Day, and interest thereon shall be payable at the then-applicable rate during such extension.

         (b) Payment of all sums under this Agreement shall be made by the Borrower to the Agent for the account of the Banks, and the Agent shall promptly distribute to each Bank its Pro Rata share of such payments in like funds as received. Borrower agrees that Agent may debit Borrower's account with the Agent, or any account of the Borrower maintained by the Borrower at a bank designated by the Borrower which is a wholly owned subsidiary of BANK ONE CORPORATION and for which the Borrower has provided to the Agent a draw down authorization ("DDA Account") for payments due under this Agreement and the Agent may credit the DDA Account with the amount of any Advance or Swing Line Advance.

         (c) Unless the Agent shall have been notified in writing by any Bank prior to the date of an Advance that such Bank will not make available to the Agent on such date such Bank's Pro Rata share of such Advance, the Agent may (but shall not be required to) assume that such Bank has made such amount available to the Agent on such date and, in reliance thereon, may make available to Borrower a corresponding amount on behalf of such Bank. If such Bank subsequently makes its Pro Rata share of an Advance available to the Agent, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the applicable interest rate for such Advance from and including the date of the Advance to but excluding the date such Bank's Pro Rata share of the Advance was made available to the Agent (the "Out-of-Funds Period"), multiplied by (ii) an amount equal to such Bank's Pro Rata share of the Advance, multiplied by (iii) a fraction, the numerator of which is the number of days in the Out-of-Funds Period and the denominator of which is 360. A certificate of the Agent submitted to any Bank with respect to any amounts owing under this subsection (c) shall be conclusive in the absence of manifest error. If such amount is not in fact made available to the Agent by such Bank within one (1) Banking Day after the date of an Advance, the Agent shall be entitled to recover such amount, with interest thereon at the rate per annum then applicable to such Advance, on demand from the Borrower.

         (d) Unless the Agent shall have been notified in writing by the Borrower prior to any date on which a payment is due hereunder or under the Notes that the Borrower will not make the required payment on such date, the Agent may (but shall not be required to) assume that the Borrower will make such payments to the Agent and, in reliance upon such assumption, may make available to each Bank the amount due to it on such date. If such amount is not in fact paid to the Agent by the Borrower within one (1) Banking Day after such payment is due, the Agent shall be entitled to recover from each Bank the amount paid to it by the Agent, together with interest thereon in the amount equal to the product of: (i) the daily average federal funds rate (i.e. the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day by the Federal Reserve Bank of Chicago) from and including the payment date to but excluding the date the payment was made available to the Agent (the "Out-of-Funds Period"), multiplied by (ii) an amount equal to such Bank's Pro Rata share of the total amount paid by the Agent, multiplied by (iii) a fraction, the numerator of which is the number of days in the Out-of-Funds Period and the denominator of which is 360. A certificate of the Agent submitted to any Bank with respect to any amounts owing under this subsection (d) shall be conclusive in the absence of manifest error.

         (e) Neither the Agent nor any Bank which continues to make its Pro Rata share of Advances available to the Borrower shall have any liability to the Borrower for the actions of a Bank which does not make its Pro Rata share of Advances available, and the Borrower's sole remedy for damages for the refusal of a Bank to lend its Pro Rata share of Advances, if any, shall be for actual damages from such non-performing Bank only.

         2.14. Capital Reimbursement. (a) If either (i) the introduction or implementation of, or any change in, or in the interpretation of, any law, rule or regulation, or (ii) the introduction or implementation of or compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of law) (A) affects or would affect the amount of capital required or expected to be maintained by any Bank or any corporation controlling any Bank or (B) results in the imposition, modification or applicability of any reserve, special deposit, assessment or similar requirement (other than the Reserve Percentage) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, any Bank (or its Lending Installation), including the Commitment of any Bank (or its applicable Lending Installation), then, upon demand by such Bank the Borrower will pay to the Agent for benefit of such Bank, from time to time as specified by such Bank, such additional amount or amounts which such Bank shall determine to be appropriate to compensate such Bank or any corporation controlling such Bank in light of such circumstances, to the extent that such Bank reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by, or in whole or in part based on the existence of, the face amount of such Bank's Pro Rata share of the Loans or such Bank's Commitment under this Agreement.

         (b) Any amount otherwise payable by the Borrower to a Bank under the foregoing subsection (a) (hereinafter referred to as the "Capital Cost") shall be reduced by the remainder of (i) that portion of the Capital Cost determined by such Bank to be allocable to the amount of any interest or participation transferred by such Bank in such Bank's Advance, Competitive Bid Advance, Swing Line Advance or Commitment under this Agreement, minus (ii) the sum of (A) the amount of the Capital Cost which such Bank has agreed or is otherwise obligated to pay to the holder of such interest or participation as determined by such Bank, plus (B) the amount such Bank shall determine to be appropriate to compensate such Bank or any corporation controlling such Bank to the extent that such Bank reasonably determines that the capital required or expected to be maintained by such Bank, or by any corporation controlling such Bank, will be increased, in whole or in part, based upon the existence of such interest or participation so transferred.

         (c) Notwithstanding the foregoing, any amount payable with respect to Capital Cost as determined under subsections (a) and (b) above shall be payable by the Borrower to the relevant Bank (the "Reimbursed Bank") within sixty (60) days after demand therefor, which demand shall be accompanied by the calculation of the Capital Cost in reasonable detail, with a copy to the Agent. Within such sixty (60) day period, additionally, the Borrower may, in its sole option, obtain a new lender to replace the participation of the Reimbursed Bank in this Agreement. Upon replacing the Reimbursed Bank with a new lender, the Borrower shall pay the Reimbursed Bank the outstanding principal amount of the Reimbursed Bank's Advances, together with accrued interest thereon, together with the Capital Cost demanded by the Reimbursed Bank. Thereafter, the Reimbursed Bank shall no longer be a party to this Agreement, and the Borrower shall have no further obligation hereunder with respect to the Reimbursed Bank.

         2.15 Reduction of Aggregate Commitment. The Borrower shall have the right, upon at least three (3) Banking Days' notice to the Agent, to reduce in increments of not less than $5,000,000.00 the unused portion of the Aggregate Commitment, provided that no reduction shall be permitted if, after giving effect thereto, and to any prepayment made therewith, the outstanding and unpaid principal amount of the Loans shall exceed the Aggregate Commitment. Any reduction in part of the unused portion of the Aggregate Commitment shall be made in the proportion that each Bank's Commitment bears to the total amount of the Aggregate Commitment. The Aggregate Commitment, once reduced or terminated, may not be reinstated.

         2.16 Calculation of Interest. Except as expressly provided otherwise herein, interest on each of the Loans shall be calculated on the basis that an entire year's interest is earned in 360 days.

         2.17 Manner of Payment - Application. Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges, provided, however, upon delinquency or other Default, Banks reserve the right to apply payments among principal, interest, late charges, collection costs and other charges at their discretion. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as Agent may from time to time determine in its sole discretion.

         2.18 Late Payment. If payment is ten (10) days or more late, Borrower will be charged Five Percent (5.0%) of the regularly scheduled payment or $25.00, whichever is greater, up to the maximum amount of $250.00 per late charge.

         2.19 Default Rate of Interest. Upon Default, including failure to pay upon final maturity, Agent, at its option may, or if requested by the Majority Banks, shall also, if permitted under applicable law, do one or both of the following: (a) increase the applicable interest rate on the respective Note by three percentage points (3.0%), and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided herein or in the respective Note (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law.

         2.20 Lending Installations. Each Bank may book its Loans at any Lending Installation selected by such Bank and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Bank for the benefit of any such Lending Installation. Each Bank may, by written notice to the Agent and the Borrower in accordance with Section 10.01 hereof, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

                                   ARTICLE III
                              EXPENSE REIMBURSEMENT

         The Borrower will, on demand, reimburse the Agent for all expenses, including the reasonable fees and expenses of legal counsel for the Agent, incurred by the Agent in connection with the preparation, administration, amendment or modification of this Agreement and the Loan Documents and the collection or attempted collection of the Notes.


                                   ARTICLE IV
                              CONDITIONS PRECEDENT

         4.01 Conditions Precedent to Closing. In addition to the requirements set forth in Section 4.02 hereof, the obligation of each Bank to make its first Advance under the Revolving Credit, the Competitive Bid Facility and the Swing Line Bank to extend its first Swing Line Advance is subject to the condition precedent that the following shall have been delivered to the Agent in form and substance satisfactory to the Agent and its counsel and in sufficient numbers for each Bank:

         (a) Borrower's Incorporation Documents. A copy of the Articles of Incorporation and By-laws, including all amendments thereto, of the Borrower, certified by the Secretary or an Assistant Secretary as being in full force and effect on the Closing Date, and with respect to the Certificate of Incorporation, certified by the Indiana Secretary of State, unless unchanged since the date of the Original Agreement in which case the Borrower's Secretary or Assistant Secretary may attest to such fact in a writing delivered to the Agents.

         (b) Borrower's Corporate Resolutions. Copies of resolutions of the Board of Directors of the Borrower, certified by the Secretary or an Assistant Secretary of Borrower as being in full force and effect on the Closing Date, authorizing the borrowings provided for herein and the execution, delivery and performance of this Agreement, the Notes and any other Loan Document, instrument or agreement required to be executed and delivered by the Borrower hereunder.

         (c) Incumbency Certificates. Certificates, signed by the Secretary or an Assistant Secretary of Borrower, dated the Closing Date, as to the incumbency, and containing the specimen signatures, of the Persons authorized to execute and deliver this Agreement, the Notes and any other instrument or agreement required hereunder.

         (d) Loan Documents. The Notes, each duly executed by Borrower, payable to the order of each Bank in the amount of each Bank's Commitment and dated the Closing Date, together with all other Loan Documents duly executed by the Borrower.

         (e) Certificates of Good Standing/Existence. Certificate of existence and/or good standing certificates for the Borrower in the state of its incorporation and where qualified, duly certified by the Indiana Secretary of State or other appropriate official of each such state.

         (f) Other Evidence Agents May Require. Such other documents or evidence as any Bank, through the Agents, may reasonably request to consummate the transactions contemplated hereby and by the other Loan Documents, the taking of all necessary actions in any proceedings in connection herewith or therewith and compliance with the conditions set forth in this Agreement or any other Loan Document.

         (g) Opinion of Counsel. An opinion of counsel for the Borrower in form and substance satisfactory to the Banks.

         (h) Payment of Fees and Expenses. Payment by Borrower of all applicable and due and payable expenses pursuant to Section 2.07 and Article III hereof.

         (i) Closing of Asset Backed Debt. Evidence reasonably acceptable to the Agent that the Asset Backed Debt transaction has been successfully closed prior to or effective simultaneously with the Closing Date.

         4.02 Conditions Precedent to Each Borrowing. The obligation of each Bank to make any Advance, Competitive Bid Advance and any Swing Line Advance hereunder, including the first Advance, Competitive Bid Advance or Swing Line Advance, is subject to the following conditions precedent:

         (a) On the Closing Date, the representations and warranties contained in Article V and in any other Loan Document executed by the Borrower shall be true and correct.

         (b) The Agent shall have received a Request from the Borrower.

         (c) All fees, expenses and other amounts due and payable to or for the benefit of the Agent or any of the Banks under this Agreement or any other Loan Document shall have been paid in full.

         (d) No Default or Event of Default shall have occurred and be continuing.


                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Banks and the Agent on the date hereof and shall be deemed to have made such representations and warranties to the Banks and the Agent on the date of each Advance and Swing Line Advance hereunder that:

         5.01 Corporate Existence. The Borrower is a corporation duly organized and validly existing under the laws of the State of Indiana, and is duly qualified as a foreign corporation and is properly licensed and in good standing In each jurisdiction where the failure to qualify or be licensed would have a material adverse effect on its business, properties or conditions (financial or otherwise). The principal office of the Borrower is located at 8909 Purdue Road, Indianapolis, Indiana 46268.

         5.02 Subsidiaries' Existence. Schedule 1 attached hereto contains a list of all of the Borrower's Subsidiaries effective as of December 31, 1998 (reflecting the disposition of the Borrower's ownership interest in Priority Healthcare Corporation) showing, as to each, its jurisdiction of incorporation and principal place of business. All of the outstanding shares of stock of each of the Subsidiaries have been validly issued, are fully paid and non-assessable, and except for directors' qualifying shares, are owned by the Borrower or another Subsidiary of the Borrower free and clear of all Liens. Each Consolidated Subsidiary is duly organized and validly existing under the laws of the jurisdiction of its incorporation, and is properly licensed and in good standing in each jurisdiction in which the failure to qualify or be licensed would have a material adverse effect on the business, properties or financial condition of the Borrower or of such Consolidated Subsidiary.

         5.03 Corporate Powers. The execution, delivery and performance of this Agreement and any instrument or agreement required to be delivered by the Borrower hereunder are within the Borrower's corporate powers, have been duly authorized by all requisite corporate action, and are not in conflict with the terms of any charter, By-law or other organization papers of the Borrower, or any instrument or agreement to which the Borrower is a party or by which the Borrower is bound or affected.

         5.04 Power of Officers. The officers of the Borrower executing this Agreement, the Notes and any certificate, instrument or agreement required to be delivered by Borrower hereunder or thereunder have been duly elected or appointed and were fully authorized to execute the same at the time such agreement, certificate or instrument was executed.

         5.05 Government and Other Approvals. No approval, consent, exemption or other action by, or notice to or filing with, any governmental authority by the Borrower is necessary in connection with the execution, delivery or performance of the Loan Documents.

         5.06 Compliance with Laws; Environmental Matters. There is no law, rule or regulation, nor is there any judgment, decree or order of any court or governmental authority binding on the Borrower which would be contravened by the execution, delivery or performance of the Loan Documents. Borrower is in compliance with all laws and regulations, including all requirements of applicable federal, state and local environmental, health and safety statutes and regulations and is not the subject of any federal, state or local investigation evaluating whether any remedial action is needed with respect to any Hazardous Material and neither the Borrower nor, to the best of the Borrower's knowledge, any other Person, has ever caused or permitted any Hazardous Material in hazardous quantities to be disposed of, treated, generated, stored or used on or under any property of the Borrower and no such property has been used as a dump or disposal site for any Hazardous Material.

         5.07 Enforceability of Agreement. This Agreement is the legal, valid and binding agreement of the Borrower and the Notes when executed and delivered will be, the legal, valid and binding agreement of the Borrower, enforceable against Borrower in accordance with their respective terms, and any other exhibit, instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable in accordance with its terms.

         5.08 Title to and Condition of Property. The Borrower has good and marketable title to all of its properties and assets free and clear of all Liens except for Permitted Liens. The execution, delivery and performance of this Agreement, the Notes and any other instrument or agreement required to be delivered by the Borrower hereunder will not result in the creation of any Lien except as provided for herein. All of the facilities and properties of the Borrower are in good operating condition and repair except for facilities and properties which are obsolete or otherwise not required for the conduct of its business, or which are being repaired in the ordinary course of business.

         5.09 Litigation. There are no suits, proceedings, claims or disputes pending or, to the actual knowledge of the Borrower, threatened against or affecting the Borrower or its respective properties, the adverse determination of which individually or in the aggregate might materially adversely affect the business, properties or condition (financial or otherwise) of the Borrower or impair the Borrower's ability to perform its obligations hereunder, under any other Loan Document or under any instrument or agreement required hereby, except as otherwise previously initially disclosed to the Banks in writing in accordance with the terms hereof, with current updates having been conveyed by the Borrower to the Banks orally as of a recent date.

         5.10 Events of Default. No Default or Event of Default has occurred and is continuing or would result from the execution or performance of any Loan Document or the incurring of the Obligations by the Borrower. The Borrower is not in default under any charter instrument or by-law, indenture, or under any loan agreement or any material agreement or instrument to which it is a party or by which it or its properties are bound.

         5.11 Investment Company Act of 1940. The Borrower is not, and, by such acts as may be necessary will continue not to be, an investment company and is not controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended.

         5.12 Regulation U. The proceeds of the Loans will not be used, directly or indirectly, to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

         5.13 Financial Information.

         (a) The balance sheets of the Borrower and its Consolidated Subsidiaries dated as of September 30, 1998, and as of December 31, 1997, (complete and accurate copies of which have been delivered by the Borrower to the Banks) and all other information and data furnished by the Borrower to the Banks are materially complete and correct, and such financial statements have been prepared In accordance with GAAP consistently applied, and fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as of such dates and the results of operations for the respective periods then ended. Neither the Borrower nor any Consolidated Subsidiary has any contingent obligations, unbooked liabilities for taxes or other outstanding financial obligations.

         (b) Since September 30, 1998, there has not been and Borrower does not know or have reason to know of any development or threatened development (other than general economic conditions) of a nature which may cause any material adverse change in the financial condition or operations of the Borrower and its Consolidated Subsidiaries sufficient to impair the Borrower's ability to repay the Revolving Credit and otherwise perform the Obligations in accordance with the terms of this Agreement and the Loan Documents.

         5.14 ERISA. No fact or circumstance, including but not limited to any Reportable Event, exists in connection with any Plan of the Borrower or any of its Consolidated Subsidiaries which would constitute grounds for the termination of any such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and which would result in the termination of a Plan and the Borrower or its Affiliates incurring material liability to the Plan, the PBGC, participants, beneficiaries or a trustee under ERISA. No Plan maintained by the Borrower and no trust created under any such Plan has incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA, and the present value of all benefits vested under each Plan did not exceed, as of the last annual valuation date, the value of the assets of the respective Plan allocable to such vested benefits. For the purposes of this representation and warranty the Borrower or such Consolidated Subsidiary, if not the Plan administrator, shall be deemed to have knowledge of all facts attributable to the Plan administrator designated pursuant to ERISA.

         5.15  Year 2000 Compliance.

         As of the date of any request for an Advance under the Revolving Credit, a Competitive Bid Advance under the Competitive Bid Facility or a Swing Line Advance under the Swing Line, as of the date of any renewal, extension or modification of the Revolving Credit, the Competitive Bid Facility or the Swing Line, and at all times the Revolving Credit, the Competitive Bid Facility or the Swing Line or Banks' commitment to make advances under the Loans are outstanding:

         (a) Except as otherwise disclosed to the Agent and the Banks, all devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally the "Systems") necessary for each of the Borrower and its Subsidiaries to carry on its business as presently conducted and as contemplated to be conducted in the future are Year 2000 Compliant or will be Year 2000 Compliant within a period of time calculated to result in no material disruption of any of Borrower's or its Subsidiaries' business operations. For purposes of these provisions, "Year 2000 Compliant" means that such Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

         (b) Borrower has: (i) undertaken a detailed inventory, review, and assessment of all areas within its business and operations that could be adversely affected by the failure of Borrower and its Subsidiaries to be Year 2000 Compliant on a timely basis; (ii) developed a detailed plan and time line for becoming Year 2000 Compliant on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable in all material respects.

         (c) Borrower reasonably believes that its key suppliers, vendors, and customers have initiated programs to become Year 2000 Compliant and will be compliant. For purposes hereof, "key suppliers, vendors, and customers" refers to those suppliers, vendors, and customers of Borrower whose business failure would, with reasonable probability, result in a material adverse change in the business, properties, condition (financial or otherwise), or prospects of Borrower. For purposes of this paragraph, Banks, as lenders of funds under the terms of the Loans, confirm to Borrower that each of the Banks has initiated its own corporate-wide Year 2000 program with respect to its lending activities.

         5.16 Material Adverse Effect. Since September 30, 1998, there has occurred no event or circumstance which has had, or could reasonably be expected to have, or result in a material Adverse Effect.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that so long as the Aggregate Commitment remains available and until all Obligations have been paid in full it will:

         6.01 Use of Proceeds. Use the proceeds of the Revolving Credit as working capital of the Borrower, to pay the balance of the revolving credit extended to the Borrower under the Original Agreement as provided in Section
2.03 hereof, and to pay the balance of the revolving credit extended to the Borrower under that certain Credit Agreement by and between Borrower and Bank One, Indiana, NA dated November 3, 1998 ("Other Agreement").

         6.02     Notices. Promptly give written notice to the Agent of:

         (a) all litigation affecting Borrower or any of its Subsidiaries where the amount claimed in any one instance or in the aggregate for all such litigation is Two Hundred Fifty Thousand Dollars ($250,000.00) or more in excess of insurance coverage or where the insurance carrier has denied its responsibility as to an amount claimed of Two Hundred Fifty Thousand Dollars ($250,000.00) or more;

         (b) any Reportable Event under Section 4043(b)(5), (6), or (9) of ERISA with respect to any Plan, any decision to terminate or withdraw from a Plan, any finding made with respect to a Plan under Section 4401(c) or (3) of ERISA, the commencement of any proceeding with respect to a Plan under Section 4042 of ERISA, or any material increase in the actuarial present value of unfunded vested benefits under all Plans, over the preceding year;

         (c) any strikes, work-stoppages, slow-downs or other labor disputes or grievances involving the Borrower or a Consolidated Subsidiary which could have material adverse effect on the operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole;

         (d) the acquisition of any Subsidiary by the Borrower together with financial statements of such Subsidiary before giving effect to the acquisition;

         (e) all Defaults specifying the nature and the period of existence thereof and what action the Borrower has or proposes to take with respect thereto;

         (f) any change in the payment terms extended to the Borrower's chain drug customers from the terms in effect as of the date of this Agreement; and

         (g) any other event which might have a material adverse effect on the business, properties, operations, prospects or condition (financial or otherwise) of the Borrower or any Consolidated Subsidiary.

         6.03     Financial Statements, Reports. Etc. Deliver to each Bank:

         (a) as soon as available but not later than forty-five (45) days after the close of each quarter of each Fiscal Year, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the close of such quarter, and the Borrower and its Subsidiaries' consolidated and consolidating statements, statements of income and retained earnings and changes in financial position or statement of cash flow of such quarter and that portion of the Fiscal Year ending with such quarter, all prepared in accordance with GAAP, consistently applied, certified by the chief financial officer of the Borrower as being complete and correct and fairly presenting the Borrower's financial condition and results of operations as of the end of such quarter and for that portion of the Fiscal Year ending with such quarter, accompanied by a statement from the chief financial officer of the Borrower stating that as of the end of such quarter no Default or Event of Default existed or, if such did exist, a statement describing such Default or Event of Default and the action the Borrower is taking or proposes to take with respect thereto;

         (b) as soon as available but not later than ninety (90) days after the close of each Fiscal Year, the Borrower and its Subsidiaries' Consolidated balance sheets as of the close of such year, and Consolidated statements, statements of income and retained earnings and changes in financial position or statement of cash flow for such year, prepared in accordance with GAAP, consistently applied, together with the notes thereon and the report of the Independent Public Accountant thereon, audited and reported on by an Independent Public Accountant. Such auditor's report shall state that the Consolidated statements present fairly the financial position of the Borrower and its Subsidiaries in accordance with GAAP, consistently applied, and shall be free from exceptions, reservations or qualifications as a result of which the auditor is unable to conclude that the financial statements fairly present or adequately disclose the financial condition of the Borrower and its Subsidiaries and shall not be limited because of restricted or limited access by such auditor to any material portion of the Borrower's or any of its Subsidiaries' records and shall be accompanied by a statement from such auditor that during the examination no Default or Event of Default came to their attention. Such report shall also be accompanied by a certificate from the chief financial officer of the Borrower stating that as of the end of such year no Default or Event of Default existed or, if such did exist, a statement describing such Default or Event of Default and the action the Borrower has taken or proposes to take with respect thereto;

         (c) promptly upon receipt thereof, any management letters provided to the Borrower by the Independent Public Accountant containing any reference to any inadequacy, defect, problem, qualification or other lack of satisfactory accounting controls utilized by the Borrower or any of its Subsidiaries;

         (d) promptly provide the Bank with copies of all 10-Q reports, 10-K reports, and other information submitted to the Securities and Exchange Commission and concurrently with any 10-Q reports or 10-K reports, Borrower's chief financial officer shall submit a certificate stating that the Borrower is in compliance with all terms and conditions of this Agreement, or if the Borrower is not in compliance, the nature of such noncompliance and the plan of the Borrower to cure such noncompliance;

         (e) within forty-five (45) days after the end of each calendar quarter, a Compliance Certificate in the form of Exhibit "G" delivered for each calendar quarter. The Agent shall promptly deliver a photocopy of the Compliance Certificate when received to all Banks.

         (f) such other statements or reports as the Agent or any Bank acting through the Agent may reasonably request in form and detail satisfactory to the Agent.

         6.04 Existence, Etc. Maintain and preserve its existence and all rights, privileges and franchises now enjoyed and necessary for the operation of its business and keep all of its properties in good working order and condition, normal wear and tear excepted, except properties that the Borrower or a Consolidated Subsidiary reasonably determines to be surplus, obsolete or otherwise not necessary or useful in the conduct of its business.

         6.05 Payment of Obligations. Pay all taxes, assessments, governmental charges and other obligations when due, except such as may be contested in good faith or as to which a bona fide dispute may exist, and for which adequate reserves have been established in an amount determined in accordance with GAAP.

         6.06 Compliance with Laws. At all times comply in all material respects with all laws, rules, regulations, orders and directions of any governmental authority having jurisdiction over its business.

         6.07 Insurance. Maintain and pay all premiums with regard to insurance with responsible insurance companies against such risks, on such properties and in at least such amounts as is customarily maintained by similar businesses in the exercise of reasonable business judgment, provided that such insurance is reasonably commercially available; deliver to the Agent at the request of any Bank a list in reasonable detail of the insurance policies then in effect, stating the names of the insurance companies, the amounts and rates of insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         6.08 Adequate Books. Maintain adequate books, accounts and records in order to provide financial statements in accordance with GAAP and, if requested by a Bank, permit employees or representatives of the

Agent and such Bank at any reasonable time and upon reasonable notice to inspect and audit their properties, to examine or audit their inventory, books, accounts and their respective affairs, finances and accounts with their respective accountants (and by their provisions the Borrower authorizes such accountants to discuss with the Agent or any Bank the finances and affairs of the Borrower and its Subsidiaries).

         6.09 Consolidated Net Worth. Maintain at all times, a Consolidated Net Worth of not less than Two Hundred Seventy Five Million and 00/100 Dollars ($275,000,000.00), which required minimum amount will increase as of the end of each fiscal quarter of the Borrower, commencing with the quarter ending December 31, 1998 by an amount equivalent to the sum of (i) fifty percent (50.0%) of the Borrower's Consolidated Net Income for such quarter (with no deduction on account of negative Consolidated Net Income for a fiscal quarter), plus (ii) one hundred percent (100.0%) of the net proceeds, cash or otherwise, of all offerings and issuances of additional equity by the Borrower and its Subsidiaries.

         6.10 Consolidated Total Debt to Consolidated EBITDA. Maintain at all times a ratio of Consolidated Total Debt to Consolidated EBITDA for the period of four (4) consecutive fiscal quarters most recently ended on or prior to such determination date of not greater then 3.50 to 1.0.

         6.11 Consolidated Interest Expense Coverage Ratio. During each period of four consecutive fiscal quarters, maintain at all times a Consolidated Interest Expense Coverage Ratio for the period of four (4) consecutive fiscal quarters most recently ended on or prior to such determination date of not less than 2.50 to 1.0.

         6.12 ERISA. Make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA except (a) to the extent waived or deferred by the PBGC and (b) with respect to unfunded contributions required to be paid by Subsidiaries of the Borrower acquired after the date hereof, which unfunded contributions existed at the time of the acquisition of such Subsidiaries and do not in the aggregate, together with unfunded contributions of all other Subsidiaries of the Borrower, exceed $500,000.00 at any time, so long as no criminal or material civil penalty is or may be incurred in connection therewith.

         6.13 Subsidiary Payments. Cause each Subsidiary of the Borrower to make dividend cash payments during each calendar quarter to its stockholders in an amount sufficient to enable the Borrower to pay its Indebtedness and all other obligations, including the Obligations.

         6.14 Hazardous Materials. (a) Comply with all laws, regulations and orders with respect to the discharge and removal of any Hazardous Materials, (b) not release or dispose of any Hazardous Material on or under any of the properties of the Borrower or its Subsidiaries, (c) indemnify and hold harmless the Banks and their officers, employees and consultants from and against all losses, costs, damages and expenses (including reasonable attorneys' fees and expenses) any such Person may sustain in connection with the use, disposal or release of any Hazardous Material by the Borrower or any of its Subsidiaries or in connection with the existence of any Hazardous Material on or under any of the properties of the Borrower or any of its Subsidiaries.

         6.15     Year 2000 Covenants

         (a) Furnish such additional information, statements and other reports with respect to Borrower's activities, course of action and progress towards becoming Year 2000 Compliant as Agent may request from time to time.

         (b) In the event of any change in circumstances that causes or will likely cause any of Borrower's representations and warranties with respect to its being or becoming Year 2000 Compliant to no longer be true (hereinafter, referred to as a "Change in Circumstances"), then Borrower shall promptly, and in any event within ten (10) days of receipt of information regarding a Change in Circumstances, provide Agent with written notice (the "Notice") that describes in reasonable detail the Change in Circumstances and how such Change in Circumstances caused or will likely cause Borrower's representations and warranties with respect to being or becoming Year 2000 Compliant to no longer be true. Borrower shall, within ten (10) days of a request, also provide Agent with any additional information Agent requests of Borrower in connection with the Notice and/or a Change in Circumstances.

         (c) Give any representative of the Agent access during all business hours to inspect any of the properties and Systems of Borrower, and to project test the Systems to determine if they are Year 2000 Compliant in an integrated environment, all at the sole cost and expense of the Agent.

         6.16 Mandatory Prepayments and Reductions of Aggregate Commitments. Borrower shall immediately remit to the Agent for application to the outstanding principal balances under the Loans One Hundred Percent (100%) of the net proceeds received by the Borrower or any of its Subsidiaries associated with the following:

         (a) The sale of material assets of the Borrower or any of its Subsidiaries, except for the contemplated sale of stock or assets of Priority Healthcare Corporation;

         (b) Issuance of other debt, including subordinated debt by the Borrower or any of its Subsidiaries other than additional debt permitted under Section
7.01 hereof;

         (c) Issuance of other equity by the Borrower or any of its Subsidiaries.

Additionally, the Aggregate Commitments shall be automatically and permanently reduced, without further action required by the Borrower or the Banks, in an amount equal to the net proceeds as contemplated above which are applied to the Loans from time to time.

         6.17 Primary Banking Relationship. The Borrower shall maintain its primary concentration and deposit accounts with one or more of the Banks or Bank One, Indiana, NA.


                                   ARTICLE VII
                               NEGATIVE COVENANTS

         The Borrower covenants and agrees that, so long as the Aggregate Commitment shall remain available and until full and final payment of all Obligations, it will not, and will not permit any Subsidiary to, except with the prior written consent of the Majority Banks:

         7.01 Indebtedness. Except for borrowings under this Agreement, create or incur any Indebtedness or sell or discount with recourse any accounts receivable or any debt instrument (other than in connection with a disposition of assets permitted herein and which are part of any entity which is being sold) owned by it, or enter into any other arrangement which has the effect of assuring a creditor of a Person against loss (including arrangements to purchase or repurchase property or obligations, pay for property, goods or services, whether or not delivered or rendered, maintain working capital, equity capital or other financial condition of, or lend or contribute to or invest in, any such Person); provided, however, that this Section shall not be deemed to prohibit:

         (a) the acquisition of goods, supplies or merchandise on normal trade credit in the ordinary course of business;

         (b) the execution of bonds or undertakings or the obtaining of performance standby letters of credit or commercial letters of credit in the ordinary course of its business as presently conducted;

         (c) the endorsement of instruments for deposit and collection in the ordinary course of business;

         (d) Indebtedness of the Borrower to any Consolidated Subsidiary or of any Consolidated Subsidiary to the Borrower or of any Consolidated Subsidiary to another Consolidated Subsidiary, so long as any evidence of such Indebtedness is not pledged, assigned or endorsed to any Person;

         (e) Indebtedness up to a maximum of Twenty-Five Million and No/100 Dollars ($25,000,000.00) in the form of unsecured indebtedness, provided that such indebtedness, when aggregated with the outstanding principal balance of the Loans, does not exceed the Aggregate Commitments, and provided further that the incurrence of such debt does not result in a Default or Event of Default; and

         (f) Asset Backed Debt, provided that the amount of financing under such transactions does not exceed at any one time outstanding an amount equal to Four Hundred Fifty Million and 00/100 Dollars ($450,000,000.00) less the maximum principal amount available under the Loans.

         7.02 Liens. Create, assume or suffer to exist any Lien on any of its or its Consolidated Subsidiaries' properties whether now owned or hereafter acquired, except Permitted Liens and Liens in favor of the Banks, or enter into any agreement with any Person (other than the Banks pursuant to this Agreement) which restricts the right of the Borrower or any of its Consolidated Subsidiaries to create, assume or suffer Liens on any of their respective assets.

         7.03 Change in Business. Engage in any business activities or operations substantially different from and unrelated to present business activities and operations conducted by the Borrower or any Affiliate of the Borrower on the Closing Date other than business activities or operations in which the aggregate investment of the Borrower and its Subsidiaries does not exceed ten percent (10%) of the Net Worth of the Borrower.

         7.04 Mergers, Sales of Assets, Etc. Liquidate, dissolve, or enter into any consolidation, merger, partnership, joint venture or any other combination or sell, lease, assign, transfer or otherwise dispose of any assets, whether now owned or hereafter acquired, in a single transaction or in a series of transactions or enter into any sale and leaseback transactions, other than:

         (a) the sale of inventory in the ordinary course of business;

         (b) the sale or other disposition of property no longer used or useful in the conduct of its business;

         (c) any merger in which the Borrower is the legal surviving corporation if there is no Default or Event of Default after the consummation thereof;

         (d) the merger, consolidation or transfer of the business or assets of any of the Borrower's Subsidiaries to the Borrower or to any Consolidated Subsidiary.

         (e) the transfer of an interest in accounts or notes receivable by
             (i)(A) Special Services Company to the Borrower and (B) the Borrower to Bindley Western Funding Corporation and (ii) the transfer of such assets by Bindley Western Funding Corporation to a conduit financier for fair market value and with limited recourse, pursuant to the terms of the Transfer Agreements and Receivables Purchase Agreement, provided that such transfer qualifies as a sale under GAAP and that the amount of any related financing does not exceed an amount equal to Four Hundred Fifty Million and 00/100 Dollars ($450,000,000.00) less the maximum principal amount available under the Loans.

         (f) the contemplated sale or transfer by the Borrower of its remaining 82.0% ownership in Priority Healthcare Corporation which is to occur on or before December 31, 1998.

         (g) the contemplated sale/leaseback transaction involving the Borrower's corporate offices located at 8909 Purdue Road, Indianapolis, Indiana 46268, provided that the net proceeds of such sale/leaseback transaction are applied to the outstanding principal balance of the Loans.

         7.05 Hazardous Materials. Permit or allow to continue the release or threatened release of any Hazardous Materials on any premises owned or occupied by or under lease to the Borrower or any Subsidiary.

         7.06 Guaranties; Loans; Advances; Investments. Be a guarantor or surety of, or otherwise be responsible in any manner with respect to, any undertaking of any other Person or entity, whether by guaranty agreement or by agreement to purchase any obligations, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or otherwise, other than obligations under transfers described in Section 7.04(e) hereof. The Borrower shall not make or permit to exist any loans or advances to any other Person or entity except for (a) loans and advances existing as of the Closing Date and disclosed in writing to the Agent and the Banks, (b) extensions of credit or credit or inventory accommodations to customers or vendors or other pharmaceutical wholesalers made by the Borrower or any Subsidiary in the ordinary course of its business as now conducted, (c) reasonable salary advances to non-executive employees, and other advances to agents and employees for anticipated expenses to be incurred on behalf of the Borrower or the Subsidiary in the course of discharging their assigned duties, and (d) limited purpose loans or advances to executive personnel of the Borrower to enable such persons to exercise stock options for Borrower's capital stock pursuant to stock plans previously provided to the Agent, which loans and advances shall not in the aggregate exceed $7,500,000.00 in outstanding principal.

         7.07 Judgments. Except as previously disclosed in writing to the Agent and the Banks, and existing as of the Closing Date, permit any uninsured judgment or monetary penalty in an amount equal to or in excess of Ten Million and No/100 Dollars ($10,000,000.00) rendered against it in any judicial or administrative proceeding to remain unsatisfied for a period in excess of 45 days unless such judgment or penalty is being contested in good faith by appropriate proceedings and execution upon such judgment has been stayed, and unless an appropriate reserve has been established with respect thereto.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

         Notwithstanding any other provision herein or in any of the other Loan Documents, the occurrence and continuation of any of the following events, at the option of the Majority Banks, except as provided in Section 9.04(d), shall terminate any obligations on the part of the Banks to make Advances, Competitive Bid Advances or Swing Line Advances or to continue the Revolving Credit, the Competitive Bid Facility or the Swing Line and, at the option of the Majority Banks, shall cause all outstanding principal and accrued and unpaid interest and all other sums outstanding under or in respect of this Agreement and the Notes to be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, except as hereinafter specified; provided, however, that the occurrence of any events set forth in Sections 8.05 or 8.06 shall automatically terminate the Banks' Commitments and automatically accelerate the amounts due hereunder and under the Notes, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notice or demands for payment of any kind or character:

         8.01 Nonpayment. The Borrower shall fail to pay within five (5) days of when due any installment of principal or of interest or any other sum due under this Agreement in accordance with the terms hereof or of any Note issued under this Agreement or in any other Loan Document.

         8.02 Representation or Warranty. Any representation or warranty herein or in any of the Loan Documents or any other agreement, instrument or certificate executed pursuant hereto shall prove to have been false or misleading in any material respect when made or when deemed to have been made.

         8.03 Other Defaults. Other than the covenants as set forth in Sections 6.09, 6.10 and 6.11 and Article VII hereof for which no notice or opportunity to cure shall be permitted to the Borrower (a) the Borrower shall fail duly or promptly to perform or observe any of the covenants, agreements or conditions contained in this Agreement and such default shall continue unremedied for a period of thirty (30) days after the earlier of (i) Borrower becomes aware of such default, or (ii) written notice thereof is delivered to the Borrower from the Agent, or (b) any Default or Event of Default shall have occurred under any of the other Loan Documents and shall not have been cured within the applicable grace or cure period, if any.

         8.04 Voluntary Bankruptcy. The Borrower shall generally fail to pay or admit in writing its inability to pay its debts as they come due, or shall file any petition or action for relief as to itself under any bankruptcy, reorganization, insolvency or moratorium law, or any other similar law or laws for the relief of, or relating to, debtors, or shall apply for or consent to a receiver, trustee or custodian for it or a substantial portion of its property, or shall make a general assignment for the benefit of creditors.

         8.05 Involuntary Bankruptcy. An involuntary petition shall be filed under any bankruptcy or similar statute against the Borrower, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) shall be appointed to take possession, custody or control of the properties of the Borrower unless such petition or appointment is set aside or withdrawn or ceases to be in effect within thirty (30) days from the date of said filing or appointment.

         8.06 Cross Default. Any material breach or default shall have occurred (after giving effect to any applicable cure period or waiver) under any other agreement relating to Indebtedness or other material agreement under which the Borrower or any of its Subsidiaries may be obligated in an amount in excess of Ten Million and No/100 Dollars ($10,000,000.00) as borrower, guarantor, lessee or other party if such default permits the holder or any trustee thereof to cause the acceleration of such Indebtedness prior to the expressed maturity thereof or the termination of any commitment to lend or permits a lessor or other party to terminate the applicable lease or other agreement.

         8.07 ERISA. Any Plan of the Borrower shall be terminated within the meaning of Title IV of ERISA except as permitted by Section 4044(d) of ERISA, or a trustee shall be appointed by the appropriate United States District Court to administer any Plan of the Borrower, or the PBGC shall institute proceedings to terminate any Plan.

         8.08 Invalidity of Loan Documents. (a) The validity or effectiveness of any of the Loan Documents by the party executing such Loan Document is impaired;
(b) any party executing any of the Loan Documents asserts that any of such Loan Documents is not a legal, valid and binding obligation of the party thereto enforceable in accordance with its terms; or (c) any Loan Document is amended, hypothecated, subordinated, terminated or discharged, or if any person is released from any of its covenants or obligations under any of the Loan Documents except as permitted by Majority Banks in writing.

                                   ARTICLE IX
                                RELATION OF BANKS

         This Article IX specifies rights and obligations among and between the Banks and the Agent. The Borrower acknowledges the existence of limitations in the Agent's authority, but it shall be entitled to rely upon the authority of the Agent as conferred by this Article IX and otherwise specified in this Agreement.

         9.01 Appointment and Authorization. Each Bank hereby appoints the Agent to act as its agent and representative in connection with the administration of this Agreement and for such purpose irrevocably authorizes the Agent to take such action and to exercise such rights, powers and discretion as are specifically delegated to the Agent in this Agreement, together with all rights, powers and discretion as are reasonably incidental thereto. The Borrower and each Bank agrees that all notices, requests, demands and communication by the Banks to the Borrower or by the Borrower to the Banks with respect to this Agreement and the matters contemplated hereby, shall be made only through the Agent as set forth herein. The Agent may perform any of its functions and duties under this Agreement by or through agents or its directors, officers or employees. In performing its functions and duties under this Agreement, the Agent shall perform its duties as designated hereunder, but the Agent shall not be deemed to have a fiduciary relationship in respect of, or other responsibility to, any Bank or to have assumed any relationship of agency or trust with or for the Borrower, William Bindley, or any of the Borrower's Consolidated Subsidiaries. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or received by any of them under this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Loan Document or any other document referred to or provided for herein or for any failure by the Borrower to perform any of its obligations hereunder. The Agent may employ agents and attorneys and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be reliable or responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its own or their own gross negligence or willful misconduct.

         9.02 Pro Rata Sharing. Prior to the occurrence of a Default, except for payments received by Agent regarding any Competitive Bid Advances and Swing Line Advances, all payments of principal and interest on the Revolving Credit are to be divided Pro Rata among the Banks. The fee payable pursuant to Section 2.07 is to be divided among the Banks Pro Rata according to each Bank's respective Commitment. All amounts to be disbursed pursuant to Section 9.06 shall be advanced Pro Rata by the Banks. Following the occurrence and during the continuation of a Default, all payments of principal and interest on the Loans and fees payable pursuant to Section 2.07 are to be divided pro rata among the Banks based upon each Bank's outstanding and unpaid balances of Advances, Competitive Bid Advances and Swing Line Advances as of the date of a declaration of a Default by the Majority Banks.

         9.03 (a) Setoff. In addition to, and without limitation of, any rights of the Banks or the Agent under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Bank, the Agent or any Bank, the Agent or any Affiliate of any Bank or the Agent to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Bank or the Agent, whether or not the Obligations, or any part thereof, shall then be due.

         (b) Sharing of Setoff. Any Bank which shall receive payment of or on account of all or part of its share of the Loans, whether voluntary, involuntary or through the exercise of any right of setoff, counterclaim, banker's lien, secured claim under any bankruptcy statute or otherwise, in a greater proportion than the proportionate amount of principal, interest and fees due it under this Agreement shall purchase immediately prior to such payment participations in the portions of the Loans held by the other Banks so that all recoveries of principal, interest and fees shall be shared by the Banks in accordance with the provisions as set forth in Section 9.02 hereof; except that this provision shall not apply to any setoff for payment of standard fees for maintaining deposit accounts. If all or any portion of such excess payment is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest (except to the extent such Bank is required to pay interest). All sums received by a Bank through the exercise of any right of setoff, counterclaim, banker's lien, secured claim under any bankruptcy statute or otherwise shall be deemed to be first applied to such Bank's portion of the Indebtedness under this Agreement until payment thereof in full and any balance remaining thereafter shall be utilized to purchase participations in the portions of the Loans held by the other Banks so that all recoveries of principal, interest and fees shall be shared by the Banks in accordance with the provisions as set forth in Section 9.02 hereof, subject to the same limitations and protections as set forth above, and any remaining balance, if any, of such amounts received by a Bank following unconditional repayment in full of the Loans may then be applied to any other Indebtedness of the Borrower to such Bank, which Indebtedness does not constitute Loans and is outside the scope of or not contemplated by this Agreement.

         9.04 Approvals. Except as provided in this Section 9.04, upon any occasion requiring or permitting an approval, consent, election or other action on the part of the Banks, action shall be taken by the Agent for, on behalf of, and for the benefit of, all Banks upon the direction of the Majority Banks, and any such action shall be binding on all Banks. However, unless all Banks agree in writing, no amendment, modification, consent or waiver shall be effective which:

         (a) increases the amount of the Loans/Aggregate Commitment or changes the Commitment of any Bank,

         (b) reduces the amount of interest, principal or fees owing hereunder or under the Notes,

         (c) extends the fixed date on which any sum is due hereunder or under the Notes or extends the Termination Date,

         (d) waives an Event of Default arising from a failure to pay principal of or interest on an Advance, a Competitive Bid Advance or a Swing Line Advance,

         (e) changes the provisions of this Section 9.04,

         (f) waives any material condition specified in Article IV,

         (g) amends the definition of Majority Banks,

         (h) affects the rights, duties or obligations of the Agent, or

         (i) amends the provisions of Article VIII.

         9.05 Exculpation. The Agent shall not be liable or answerable for anything whatsoever in connection with this Agreement or any instrument or agreement required hereunder, including responsibility with respect to the execution, construction or enforcement of this Agreement or any such instrument or agreement, except for its willful misconduct or gross negligence, and the Agent shall have no duties or obligations other than as provided herein and therein. The Agent shall be entitled to rely on any opinion of counsel (including counsel for the Borrower) in relation to this Agreement and any instrument or agreement required hereunder, and upon statements and communications received from the Borrower, or from any other Person, believed by it to be authentic, and shall not be liable for any action taken or omitted in good faith on such reliance.

         9.06 Indemnification. Each Bank agrees to indemnify the Agent to the extent not reimbursed by the Borrower, ratably according to its Pro Rata interest in the Revolving Credit (or, if there are no outstandings hereunder, in the Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any instrument or agreement required hereunder or any action taken or omitted by the Agent in such role under this Agreement or any such instrument or agreement; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever resulting from the Agent's willful misconduct or gross negligence.

         9.07 The Agent as Bank. The Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent; and the term "Banks" shall include the Agent in its individual capacity. The Agent and its subsidiaries and Affiliates may accept deposits from, lend money to, engage in any kind of banking, trust or other business with, the Borrower or any of its Subsidiaries of Affiliates as if it were not the Agent.

         9.08 Notice of Transfer. The Agent and the Borrower may deem and treat a Bank which is a party to this Agreement as the owner of such Bank's Note or Notes for all purposes hereof unless and until a written notice of the assignment or transfer thereof (if any is permitted) executed by such Bank shall have been received by the Agent and the Borrower.

         9.09 Credit Decision. Each Bank represents that it has made and agrees that it shall continue to make its own independent investigation of the financial condition and affairs of the Borrower and its own appraisal of the creditworthiness of the Borrower in connection with the making and the continuance of the Advances. The Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information (other than obtained pursuant to this Agreement) with respect thereto, whether coming into its possession before the date hereof or at any time thereafter, unless furnished to the Agent by the Borrower for delivery to the Banks, or obtained pursuant to this Agreement. The Agent shall promptly provide the Banks with copies of all notices required by the Agreement to be provided to the Agent by the Borrower or provided to the Borrower by the Agent.

         9.10 Resignation of the Agent. The Agent may resign at any time by giving written notice to the Banks and the Borrower. Upon any such resignation, the Majority Banks with the prior written consent of the Borrower, which consent of the Borrower shall not be necessary if an Event of Default has occurred and is continuing at such time, which shall not be unreasonably withheld, shall have the right to appoint a successor from among the Banks. If no successor shall have accepted such appointment within forty-five (45) days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Banks, appoint a successor thereto with the prior written consent of the Borrower, which consent shall not be necessary if an Event of Default has occurred and is continuing at such time, which shall not be unreasonably withheld, and such successor Agent shall be a bank or trust Borrower organized under the laws of the United States or any state thereof having a combined capital and surplus (or owned by a holding Borrower having a combined capital and surplus) of at least $2,000,000,000.00. Upon the acceptance by such successor of its appointment hereunder, such successor shall succeed to and become vested with all the rights and obligations of the retiring Agent, and the retiring Agent shall be discharged from its obligations under this Agreement except with respect to any liability with respect to a breach of any obligation hereunder prior to such resignation. The provisions of this Article shall inure to the benefit of the retiring Agent as to any actions taken or omitted to be taken by it while it held such position under this Agreement.

         9.11 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram, cable or telecopy) received by it in connection with this Agreement believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement, Agent shall in all cases be fully protected from liability in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Majority Banks, and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

         9.12 Delegation to Affiliates. Notwithstanding the provisions of
Section 9.10 hereof, the Borrower and the Banks agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliates's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits and protections inuring to the benefit of the Agent pursuant to this Agreement.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.01 Notices. Any communications between the parties hereto or notices or requests provided herein to be given may be given by mailing the same, first class postage prepaid, by overnight delivery, by courier or messenger service, or by telex or electronic transmission, to each party at its address set forth on the signature pages thereto (with a copy to each address indicated for notices), or to such other address as any party may in writing hereafter indicate to the Borrower and the Agent, and which the Agent shall forward to the other Banks upon receipt thereof by the Agent. Notices shall be effective on the date sent by electronic transmission and telex and three (3) Banking Days after the date sent by U.S. mail.

         10.02 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns; provided, however, that Borrower shall not assign this Agreement or any of its rights hereunder without the prior written consent of each Bank.

         10.03 Banks' Obligations Several. The obligations of each Bank under this Agreement are several. Neither the Agent nor any Bank shall be liable for the failure of any other Bank to perform its obligations under this Agreement. The failure of any Bank to make all or any part of the proceeds of any Advance, Competitive Bid Advance or Swing Line Advance available to the Agent for the benefit of Borrower pursuant to this Agreement shall not relieve any other Bank from the performance of its obligations under this Agreement.

         10.04 Participations and Assignments. No Bank may participate, sell, transfer or assign all or any portion of its rights and obligations under this Agreement without the prior written consent of the Borrower and the Agent, which consent shall not be unreasonably withheld, provided that the Borrower's prior written consent shall not be required (a) for participations, sales, transfers or assignments by any Bank to an Affiliate of such Bank or (b) following the occurrence and during the continuation of any Default and provided further that any such participation, sale, transfer or assignment shall be in an amount not less than $5,000,000.00, except that any Bank may sell a participation interest in its Advances to any Person so long as the Bank continues to be the sole financial institution sending billing or other notices to the Borrower and entitled to receipt of notices hereunder from the Borrower, the Agent or any of the Banks, or calling upon the Borrower, the Agent or any of the Banks to discuss this Agreement, the Commitments or any Advance. A Person purchasing such a participation shall have all rights of a Bank pursuant to this Agreement (except as set forth in the immediately preceding sentence and except with respect to Section 9.04) and a Bank may provide such participant with credit information received by such Bank from the Borrower or from Agent or which is otherwise publicly available. The Borrower agrees that any participant permitted or consented to under this Section 10.04 shall at any time during the pendency of an Event of Default have the right to set off obligations owed to such participant and not paid when due against any accounts or other assets of the Borrower held by, on deposit with or in the possession of such participant. In connection with any assignment of a Bank's interest under this Agreement which is not a participation interest, or which would require any modification to the Loan Documents, the Agent will be entitled to receive an administrative fee of $3,500.00 from the assigning Bank in connection with such assignment, and the assigning Bank or its assignee will be responsible for any additional costs, including reasonable attorneys fees associated with any modification of the Loan Documents.

         10.05 Delays, Waivers and Amendments. No delay or omission by the Agent or the Banks to exercise any right under this Agreement shall impair any such right, nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under this Agreement shall be deemed a waiver of any other breach or default. Any waiver, modification, amendment, consent or approval relating to this Agreement or the Notes must be in writing to be effective and must be signed by or on behalf of the Majority Banks or all the Banks as the case may be, as provided in Section 9.04.

         10.06 Costs and Expenses. The Borrower agrees to pay on demand to the Agent and to each Bank all costs and expenses incurred by the Agent and each Bank including, without limitation, reasonable attorneys' and consultants' fees
(a) in connection with the enforcement of this Agreement or any instrument or agreement required hereunder or in connection with any proposed refinancing or restructuring of the credit provided in this Agreement in the nature of a "work-out" and (b) for all filing fees, stamp, registration and other duties and imposts to which this Agreement and any instrument or agreement required hereunder may be subject. The Borrower agrees to pay or to reimburse the Agent upon demand for its reasonable attorneys' fees and other expenses incurred in connection with the preparation, drafting and negotiation of any amendments, consents, or waivers hereto. The Borrower shall indemnify the Agent and each Bank against any and all liabilities and penalties resulting from any delay in payment, or failure to pay, and such duties and imposts upon written notice from the Agent that such amounts have been assessed.

         10.07 Entire Agreement. This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all of the terms and conditions mentioned herein or incidental hereto, and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

         10.08 Governing Law. This Agreement and all other Loan Documents executed in connection herewith shall be governed by and construed in accordance with the laws of the State of Indiana without reference to conflicts of laws and principals thereunder.

         10.09 Waivers. Each of the Borrower, the Agent, and the Banks hereby
(a) irrevocably waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such litigation any special, exemplary, punitive or consequential damages, or damages other than, or in addition to, actual damages, provided, however, that the foregoing shall not apply to any transaction subject to the Texas Deceptive Trade Practice Act or governed by Chapter 6, 6A or 7 of the Texas Consumer Credit Code; (b) certifies that none of the Agent or the Banks, nor any representative, Agent or counsel for the Agent or the Banks has represented, expressly or otherwise, or implied, that it would not, in the event of litigation, seek to enforce the foregoing waivers; and (c) acknowledges that it has been induced to enter into this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this section.

         10.10 Section Headings. Section headings are for reference only, and shall not affect the interpretation or meanings of any provision of this Agreement.

         10.11 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any Instrument or agreement required hereunder.

         10.12 Indemnity. The Borrower hereby agrees to indemnify, protect and hold harmless the Agent, the Banks and their respective officers directors, agents, employees, attorneys and shareholders from and against all costs and all actions, claims (whether made or threatened), suits, liabilities, damages and losses incurred by or imposed on the Agent, the Banks or any such officer, director, agent, employee, attorney or shareholder in connection with or as a result of the execution, delivery and performance of this Agreement and the use of proceeds hereunder, provided, however, that such indemnity shall not apply to any action by the Borrower against the Banks or any of them; and provided, further, that the foregoing provision shall not be deemed to limit the provisions of Section 10.06 hereof. Notwithstanding anything to the contrary in this Section 10.12, the Borrower shall not be obligated to indemnify any such Person for any losses, claims, damages, liabilities and expenses incurred by such Person which have finally been determined to have resulted from gross negligence or willful misconduct on the part of such Person. Without limiting the generality of the foregoing, such indemnity shall extend to any and all costs and expenses whatsoever incurred by the Banks, their officers, directors, agents, employees, attorneys and shareholders (including, without limitation, the reasonable cost of counsel, whether staff or otherwise and whether allocated or out-of-pocket) in connection with investigating, preparing for or defending against or providing evidence, producing documents or taking any action with respect to any such action, claim (whether made or threatened and whether or not such Bank or other indemnified person is a party to such action or claim), suit, liability, damage or loss whether or not resulting in any liability. Each Bank may select its own legal counsel in connection with any matters indemnified against hereunder. This indemnity shall survive the execution, delivery and consummation of the transactions contemplated by this Agreement. The Borrower's obligation under this indemnity is absolute and unconditional, enforceable against it whether or not any Advances, Competitive Bid Advances or Swing Line Advances are ever made hereunder of any conditions of lending are ever met and without regard to any act, omission, breach, knowledge, or event by, attributable to, or in any manner involving any of the Banks. Payment by Borrower in respect to a claim made by the Agent or any Bank pursuant to this Section shall be made within fifteen (15) days after demand therefor. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the foregoing amounts which is permissible under applicable law.

         10.13 Supersedure. Upon the execution and delivery of this Agreement by all parties hereto, this Agreement shall supersede, replace and terminate the Original Agreement and the Other Agreement.

         10.14 Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same agreement.

         10.15 JURY WAIVER. BORROWER AND BANKS HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON A CONTRACT, TORT OR OTHERWISE) BETWEEN BORROWER AND BANKS ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY RELATIONSHIP BETWEEN BANKS AND BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN OTHER LOAN DOCUMENTS.

         10.16 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL COURT OR INDIANA COURT SITTING IN INDIANAPOLIS, INDIANA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH A COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY BANK TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY BANK, OR ANY AFFILIATE OF THE AGENT OR ANY BANK INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN INDIANAPOLIS, INDIANA.



       *******************************************************************

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date and year first above written.

                                        BINDLEY WESTERN INDUSTRIES, INC.



                                        By:
                                           -------------------------------------
                                           Thomas J. Salentine,
                                           Executive Vice President


                                        Address: 8909 Purdue Road
                                                 Indianapolis, Indiana  46268
                                                 Attn:  Thomas J. Salentine
                                                 Telephone: (317) 704-4000
                                                 Fax:       (317) 704-4603


                                        NATIONSBANK, N.A.



                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                                        Address: 700 Louisiana Street, 8th Floor
                                                 Houston, Texas  77002
                                                 Attn:  Larry Gordon
                                                 Telephone: (713) 247-6619
                                                 Fax:       (713) 247-6719


                                        KEYBANK NATIONAL ASSOCIATION


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                                        Address: 127 Public Square
                                                 Cleveland, Ohio  44114
                                                 Attn:  Frank J. Jancar
                                                 Telephone: (216) 689-4442
                                                 Fax:       (216) 689-4981

                                        SUNTRUST BANK, CENTRAL FLORIDA, N.A.




                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                                        Address: P.O. Box 3833
                                                 200 South Orange Avenue
                                                 Orlando, Florida  32801
                                                 Attn:  Christopher A. Black
                                                 Telephone: (407) 237-2467
                                                 Fax:       (407) 237-6894


                                        NATIONAL CITY BANK OF INDIANA




                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                                        Address: One National City Center,
                                                 Suite 200E
                                                 Indianapolis, Indiana  46255
                                                 Attn:  William E. Kennedy
                                                 Telephone:  (317) 267-7066
                                                 Fax:        (317) 267-6249


                                        FIFTH THIRD BANK, INDIANA



                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                                        Address: 251 North Illinois Street
                                                 Suite 1000
                                                 Indianapolis, Indiana  46204
                                                 Attn:  Jonathan O. Speers
                                                 Telephone:  (317) 383-2424
                                                 Fax:        (317) 383-2320

                                    THE NORTHERN TRUST COMPANY


                                    By:
                                       -------------------------------------

                                    Title:
                                          ----------------------------------

                                    Address: 50 South LaSalle Street
                                             Floor B-2
                                             Chicago, Illinois  60675
                                             Attn:  Candalario Martinez
                                             Telephone: (312) 557-2816
                                             Fax:       (312) 444-7028


                                    NBD BANK, N.A.



                                    By:
                                       -------------------------------------

                                    Title:
                                          ----------------------------------

                                    Address: One Indiana Square
                                             13th Floor
                                             Indianapolis, Indiana  46266
                                             Attn:  Scott A. Dvornik
                                             Telephone: (317) 266-4070
                                             Fax:       (317) 266-6042



                                    BANK ONE, INDIANA, NA, as Agent


                                    By:
                                       -------------------------------------

                                    Title:
                                          ----------------------------------

                                    Address: 111 Monument Circle, Suite 1921
                                             P.O. Box 7700
                                             Indianapolis, Indiana  46277-0119
                                             Attn:  Steven J. Krakoski
                                             Telephone:       (317) 321-8354
                                             Fax:             (317) 592-5269

Exhibits:
A                          -             Competitive Bid
B                          -             Competitive Bid Request from Borrower
C                          -             Competitive Bid Request from Agent
D-1 - D-7                  -             Competitive Loan Notes
E-1 - E-7                  -             Revolving Notes
F                          -             Swing Line Note
G                          -             Compliance Certificate
Schedule 1                 -             List of Borrower's Subsidiaries

                                    EXHIBIT A

                             FORM OF COMPETITIVE BID

Bank One, Indiana, NA, as Agent
111 Monument Circle, Suite 1921
P.O. Box 7700
Indianapolis, Indiana  46277-0119

Attention:

Dear Sirs:

         The undersigned, __________________________, refers to the Third Amended and Restated Credit Agreement dated effective as of December 28, 1998 (the "Credit Agreement"), among Bindley Western Industries, Inc. (the "Borrower"), the Banks named therein, and Bank One, Indiana, NA, as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.04(b) of the Credit Agreement, in response to the Competitive Bid Request made by the Borrower on ____________________, 19__, and in that connection sets forth below the terms on which such Competitive Bid is made:


             (A)      Principal Amount (1)
                                                       -------------------------
             (B)      Competitive Bid Rate
                                                       -------------------------
             (C)      Competitive Bid Interest Period
                      and Last Day Thereof
                                                       -------------------------
             (D)      Date of Competitive Borrowing
                                                       -------------------------

         The undersigned hereby confirms that it is prepared to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with
Section 2.04(d) of the Credit Agreement.

                                            Very truly yours,

                                            [NAME OF BANK]


                                            By:
                                               ---------------------------------

                                               ---------------------------------
                                                   (printed name and title)
--------------------------

(1) Not less than $10,000,000.00 or greater than the available Commitment for the Bank and in integral multiples of $1,000,000.00. Multiple bids will be accepted by the Agent. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend.

                                    EXHIBIT B

                         FORM OF COMPETITIVE BID REQUEST


Bank One, Indiana, NA, as Agent
111 Monument Circle, Suite 1921
P.O. Box 7700
Indianapolis, Indiana  46277-0119

Attention:_______________________

Dear Sirs:

         The undersigned, Bindley Western Industries, Inc. (the "Borrower") refers to the Third Amended and Restated Credit Agreement dated effective as of December 28, 1998 (the "Credit Agreement") among the Borrower, the Banks named therein, and Bank One, Indiana, NA, as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.04(a) of the Credit Agreement that it requests a Competitive Bid Advance under the Credit Agreement, and, in that connection, sets forth below the terms on which such Competitive Borrowing is requested to be made:

         (A)      Date of Competitive Borrowing
                  (which is a Banking Day)
                                               ---------------------------------

         (B)      Principal Amount of Competitive
                  Bid Advance (1)
                                               ---------------------------------

         (C)      Competitive Bid Interest Period
                  and the last day thereof (2)
                                               ---------------------------------

         Upon acceptance of any or all of the Competitive Bids offered by the Banks in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Sections
4.01 and 2.04 of the Credit Agreement have been satisfied.

                                               Very truly yours,

                                               BINDLEY WESTERN INDUSTRIES, INC.


                                               By:
                                                  ------------------------------
                                                    (printed name and title)
------------------------------

(1) Not less than $10,000,000.00 or greater than the Aggregate Commitment and in integral multiples of $1,000,000.00.

(2)      Which shall end not later than the Termination Date.

                                    EXHIBIT C

                    FORM OF NOTICE OF COMPETITIVE BID REQUEST


---------------------------

---------------------------

---------------------------
     (Name of Bank)

Attention:
          ----------------------

Dear Sirs:

         Reference is made to the Third Amended and Restated Credit Agreement dated effective as of December 28, 1998 (the "Credit Agreement") among Bindley Western Industries, Inc. (the "Borrower"), the Banks named therein, and Bank One, Indiana, NA, as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement. The Borrower made a Competitive Bid Request on ___________________________, 199___ pursuant to Section 2.04(a) of the Credit
Agreement, and in that connection you are invited to submit a Competitive Bid by _________________________. Your Competitive Bid must comply with Section 2.04(b) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

         (A)      Date of Competitive Borrowing
                                                    ----------------------------
         (B)      Principal amount of Competitive
                  Bid Advance
                                                    ----------------------------
         (C)      Competitive Bid Interest Rate
                                                    ----------------------------

         (D)      Competitive Bid Interest Period
                  and the last day thereof
                                                    ----------------------------


                                            Very truly yours,

                                            BANK ONE, INDIANA, NA, as Agent



                                            By:
                                               ---------------------------------

                                               ---------------------------------
                                                   (printed name and title)

                                  EXHIBIT D-1


                                 PROMISSORY NOTE
                           (Competitive Bid Facility)

$_______________                                    Indianapolis, Indiana
                                                    Dated:  December 28, 1998
                                                    Maturity:  December 27, 1999


         On or before December 27, 1999, BINDLEY WESTERN INDUSTRIES, INC., an Indiana corporation (the "Maker"), promises to pay to the order of NBD BANK, N.A. (the "Bank") the principal sum of $______________ or so much of such Competitive Bid Advance as may be disbursed by the Bank under the terms of the Credit Agreement described below and remaining outstanding and unpaid, and to pay interest on the unpaid principal balance of such Competitive Bid Advance outstanding from time to time as provided in this Note.

         This Note evidences indebtedness (the "Competitive Bid Facility") incurred or to be incurred by the Maker under a credit facility extended to the Maker by the Bank under that certain Third Amended and Restated Credit Agreement dated as of the date of this Note, among the Maker, the Bank, the other banks party thereto, and Bank One, Indiana, NA, as Agent (as from time to time amended, supplemented, replaced or otherwise modified, the "Credit Agreement"). The principal amount of the Competitive Bid Facility outstanding from time to time shall be determined by reference to the books and records of the Bank on which all Advances under the Competitive Bid Facility and all payments by the Maker on account of the Competitive Bid Facility shall be recorded. Such books and records shall be deemed prima facie to be correct as to such matters.

         The terms "Competitive Bid Advance," "Maturity Date," and "Banking Day" are used in this Note as defined in the Credit Agreement.

         Interest on the unpaid principal balance of this Note outstanding from time to time prior to and after the Maturity Date for such Competitive Bid Advance will accrue at the rate or rates provided in the Credit Agreement. Prior to the Maturity Date for such Competitive Bid Advance, accrued interest on the outstanding principal balance of this Note shall be due and payable on such dates as set forth in the Credit Agreement and on the Maturity Date for such Competitive Bid Advance. After the Maturity Date for such Competitive Bid Advance, interest shall be due and payable as accrued and without demand. Interest will be calculated on the basis that an entire year's interest is earned in 360 days.

         Notwithstanding any other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged hereon to the Maker, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully sets out the limitations on how interest accrues hereon. In the event applicable law provides for a rate ceiling, that ceiling shall be the indicated rate ceiling and shall be used in this Note for calculating the maximum interest rate at which interest may be charged hereon and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the state in which the principal office of the Bank or any holder is located, or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

         The entire outstanding principal balance of this Note shall be due and payable, together with accrued interest, on the Maturity Date for such Competitive Bid Advance as evidenced by this Note. Reference is made to the Credit Agreement which provides for acceleration of the maturity of the Competitive Bid Advance evidenced by this Note upon the happening of Events of Default as defined therein. All payments made by the Maker hereunder shall be made for the account of the Bank at the office of Bank One, Indiana, NA located at 111 Monument Circle, P. O. Box 7700, Indianapolis, Indiana 46277-0119.

         All payments on account of this Note shall be applied first to expenses of collection, next to interest which is due and payable, and only after satisfaction of all such expenses and interest, to principal.

         The Maker and any endorsers severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment of this Note without notice.

         All amounts payable under the terms of this Note shall be payable with expenses of collection, including attorneys' fees, and without relief from valuation and appraisement laws.

         This Note may be prepaid only upon the conditions and at such times as provided in the Credit Agreement.

         This Note is made under and will be governed by the laws of the State of Indiana without reference to conflicts of law and principles thereunder.


                                                BINDLEY WESTERN INDUSTRIES, INC.



                                                By:
                                                   -----------------------------
                                                           Vice President

                                   EXHIBIT D-2


                                 PROMISSORY NOTE
                           (Competitive Bid Facility)

$_______________                                   Indianapolis, Indiana
                                                   Dated:  December 28, 1998
                                                   Maturity:  December 27, 1999


         On or before December 27, 1999, BINDLEY WESTERN INDUSTRIES, INC., an Indiana corporation (the "Maker"), promises to pay to the order of NATIONSBANK, N.A. (the "Bank") the principal sum of $______________ or so much of such Competitive Bid Advance as may be disbursed by the Bank under the terms of the Credit Agreement described below and remaining outstanding and unpaid, and to pay interest on the unpaid principal balance of such Competitive Bid Advance outstanding from time to time as provided in this Note.

         This Note evidences indebtedness (the "Competitive Bid Facility") incurred or to be incurred by the Maker under a credit facility extended to the Maker by the Bank under that certain Third Amended and Restated Credit Agreement dated as of the date of this Note, among the Maker, the Bank, the other banks party thereto, and Bank One, Indiana, NA, as Agent (as from time to time amended, supplemented, replaced or otherwise modified, the "Credit Agreement"). The principal amount of the Competitive Bid Facility outstanding from time to time shall be determined by reference to the books and records of the Bank on which all Advances under the Competitive Bid Facility and all payments by the Maker on account of the Competitive Bid Facility shall be recorded. Such books and records shall be deemed prima facie to be correct as to such matters.

         The terms "Competitive Bid Advance," "Maturity Date," and "Banking Day" are used in this Note as defined in the Credit Agreement.

         Interest on the unpaid principal balance of this Note outstanding from time to time prior to and after the Maturity Date for such Competitive Bid Advance will accrue at the rate or rates provided in the Credit Agreement. Prior to the Maturity Date for such Competitive Bid Advance, accrued interest on the outstanding principal balance of this Note shall be due and payable on such dates as set forth in the Credit Agreement and on the Maturity Date for such Competitive Bid Advance. After the Maturity Date for such Competitive Bid Advance, interest shall be due and payable as accrued and without demand. Interest will be calculated on the basis that an entire year's interest is earned in 360 days.

         Notwithstanding any other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged hereon to the Maker, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully sets out the limitations on how interest accrues hereon. In the event applicable law provides for a rate ceiling, that ceiling shall be the indicated rate ceiling and shall be used in this Note for calculating the maximum interest rate at which interest may be charged hereon and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the state in which the principal office of the Bank or any holder is located, or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

         The entire outstanding principal balance of this Note shall be due and payable, together with accrued interest, on the Maturity Date for such Competitive Bid Advance as evidenced by this Note. Reference is made to the Credit Agreement which provides for acceleration of the maturity of the Competitive Bid Advance evidenced by this Note upon the happening of Events of Default as defined therein. All payments made by the Maker hereunder shall be made for the account of the Bank at the office of Bank One, Indiana, NA located at 111 Monument Circle, P. O. Box 7700, Indianapolis, Indiana 46277-0119.

         All payments on account of this Note shall be applied first to expenses of collection, next to interest which is due and payable, and only after satisfaction of all such expenses and interest, to principal.

         The Maker and any endorsers severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment of this Note without notice.

         All amounts payable under the terms of this Note shall be payable with expenses of collection, including attorneys' fees, and without relief from valuation and appraisement laws.

         This Note may be prepaid only upon the conditions and at such times as provided in the Credit Agreement.

         This Note is made under and will be governed by the laws of the State of Indiana without reference to conflicts of law and principles thereunder.


                                          BINDLEY WESTERN INDUSTRIES, INC.



                                           By:
                                             -----------------------------------
                                                       Vice President

                                  EXHIBIT D-3


                                 PROMISSORY NOTE
                           (Competitive Bid Facility)

$_______________                                   Indianapolis, Indiana
                                                   Dated:  December 28, 1998
                                                   Maturity:  December 27, 1999


         On or before December 27, 1999, BINDLEY WESTERN INDUSTRIES, INC., an Indiana corporation (the "Maker"), promises to pay to the order of KEYBANK NATIONAL ASSOCIATION, N.A. (the "Bank") the principal sum of $______________ or so much of such Competitive Bid Advance as may be disbursed by the Bank under the terms of the Credit Agreement described below and remaining outstanding and unpaid, and to pay interest on the unpaid principal balance of such Competitive Bid Advance outstanding from time to time as provided in this Note.

         This Note evidences indebtedness (the "Competitive Bid Facility") incurred or to be incurred by the Maker under a credit facility extended to the Maker by the Bank under that certain Third Amended and Restated Credit Agreement dated as of the date of this Note, among the Maker, the Bank, the other banks party thereto, and Bank One, Indiana, NA, as Agent (as from time to time amended, supplemented, replaced or otherwise modified, the "Credit Agreement"). The principal amount of the Competitive Bid Facility outstanding from time to time shall be determined by reference to the books and records of the Bank on which all Advances under the Competitive Bid Facility and all payments by the Maker on account of the Competitive Bid Facility shall be recorded. Such books and records shall be deemed prima facie to be correct as to such matters.

         The terms "Competitive Bid Advance," "Maturity Date," and "Banking Day" are used in this Note as defined in the Credit Agreement.

         Interest on the unpaid principal balance of this Note outstanding from time to time prior to and after the Maturity Date for such Competitive Bid Advance will accrue at the rate or rates provided in the Credit Agreement. Prior to the Maturity Date for such Competitive Bid Advance, accrued interest on the outstanding principal balance of this Note shall be due and payable on such dates as set forth in the Credit Agreement and on the Maturity Date for such Competitive Bid Advance. After the Maturity Date for such Competitive Bid Advance, interest shall be due and payable as accrued and without demand. Interest will be calculated on the basis that an entire year's interest is earned in 360 days.

         Notwithstanding any other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged hereon to the Maker, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully sets out the limitations on how interest accrues hereon. In the event applicable law provides for a rate ceiling, that ceiling shall be the indicated rate ceiling and shall be used in this Note for calculating the maximum interest rate at which interest may be charged hereon and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the state in which the principal office of the Bank or any holder is located, or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

         The entire outstanding principal balance of this Note shall be due and payable, together with accrued interest, on the Maturity Date for such Competitive Bid Advance as evidenced by this Note. Reference is made to the Credit Agreement which provides for acceleration of the maturity of the Competitive Bid Advance evidenced by this Note upon the happening of Events of Default as defined therein. All payments made by the Maker hereunder shall be made for the account of the Bank at the office of Bank One, Indiana, NA located at 111 Monument Circle, P. O. Box 7700, Indianapolis, Indiana 46277-0119.

         All payments on account of this Note shall be applied first to expenses of collection, next to interest which is due and payable, and only after satisfaction of all such expenses and interest, to principal.

         The Maker and any endorsers severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment of this Note without notice.

         All amounts payable under the terms of this Note shall be payable with expenses of collection, including attorneys' fees, and without relief from valuation and appraisement laws.

         This Note may be prepaid only upon the conditions and at such times as provided in the Credit Agreement.

         This Note is made under and will be governed by the laws of the State of Indiana without reference to conflicts of law and principles thereunder.


                                              BINDLEY WESTERN INDUSTRIES, INC.



                                              By:
                                                 -------------------------------
                                                         Vice President

                                  EXHIBIT D-4


                                 PROMISSORY NOTE
                           (Competitive Bid Facility)

$_______________                                  Indianapolis, Indiana
                                                  Dated:  December 28, 1998
                                                  Maturity:  December 27, 1999


         On or before December 27, 1999, BINDLEY WESTERN INDUSTRIES, INC., an Indiana corporation (the "Maker"), promises to pay to the order of SUNTRUST BANK, CENTRAL FLORIDA, N.A. (the "Bank") the principal sum of $______________ or so much of such Competitive Bid Advance as may be disbursed by the Bank under the terms of the Credit Agreement described below and remaining outstanding and unpaid, and to pay interest on the unpaid principal balance of such Competitive Bid Advance outstanding from time to time as provided in this Note.

         This Note evidences indebtedness (the "Competitive Bid Facility") incurred or to be incurred by the Maker under a credit facility extended to the Maker by the Bank under that certain Third Amended and Restated Credit Agreement dated as of the date of this Note, among the Maker, the Bank, the other banks party thereto, and Bank One, Indiana, NA, as Agent (as from time to time amended, supplemented, replaced or otherwise modified, the "Credit Agreement"). The principal amount of the Competitive Bid Facility outstanding from time to time shall be determined by reference to the books and records of the Bank on which all Advances under the Competitive Bid Facility and all payments by the Maker on account of the Competitive Bid Facility shall be recorded. Such books and records shall be deemed prima facie to be correct as to such matters.

         The terms "Competitive Bid Advance," "Maturity Date," and "Banking Day" are used in this Note as defined in the Credit Agreement.

         Interest on the unpaid principal balance of this Note outstanding from time to time prior to and after the Maturity Date for such Competitive Bid Advance will accrue at the rate or rates provided in the Credit Agreement. Prior to the Maturity Date for such Competitive Bid Advance, accrued interest on the outstanding principal balance of this Note shall be due and payable on such dates as set forth in the Credit Agreement and on the Maturity Date for such Competitive Bid Advance. After the Maturity Date for such Competitive Bid Advance, interest shall be due and payable as accrued and without demand. Interest will be calculated on the basis that an entire year's interest is earned in 360 days.

         Notwithstanding any other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged hereon to the Maker, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully sets out the limitations on how interest accrues hereon. In the event applicable law provides for a rate ceiling, that ceiling shall be the indicated rate ceiling and shall be used in this Note for calculating the maximum interest rate at which interest may be charged hereon and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the state in which the principal office of the Bank or any holder is located, or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

         The entire outstanding principal balance of this Note shall be due and payable, together with accrued interest, on the Maturity Date for such Competitive Bid Advance as evidenced by this Note. Reference is made to the Credit Agreement which provides for acceleration of the maturity of the Competitive Bid Advance evidenced by this Note upon the happening of Events of Default as defined therein. All payments made by the Maker hereunder shall be made for the account of the Bank at the office of Bank One, Indiana, NA located at 111 Monument Circle, P. O. Box 7700, Indianapolis, Indiana 46277-0119.

         All payments on account of this Note shall be applied first to expenses of collection, next to interest which is due and payable, and only after satisfaction of all such expenses and interest, to principal.

         The Maker and any endorsers severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment of this Note without notice.

         All amounts payable under the terms of this Note shall be payable with expenses of collection, including attorneys' fees, and without relief from valuation and appraisement laws.

         This Note may be prepaid only upon the conditions and at such times as provided in the Credit Agreement.

         This Note is made under and will be governed by the laws of the State of Indiana without reference to conflicts of law and principles thereunder.


                                               BINDLEY WESTERN INDUSTRIES, INC.



                                               By:
                                                   -----------------------------
                                                          Vice President

                                  EXHIBIT D-5


                                 PROMISSORY NOTE
                           (Competitive Bid Facility)

$_______________                                  Indianapolis, Indiana
                                                  Dated:  December 28, 1998
                                                  Maturity:  December 27, 1999


         On or before December 27, 1999, BINDLEY WESTERN INDUSTRIES, INC., an Indiana corporation (the "Maker"), promises to pay to the order of NATIONAL CITY BANK OF INDIANA (the "Bank") the principal sum of $______________ or so much of such Competitive Bid Advance as may be disbursed by the Bank under the terms of the Credit Agreement described below and remaining outstanding and unpaid, and to pay interest on the unpaid principal balance of such Competitive Bid Advance outstanding from time to time as provided in this Note.

         This Note evidences indebtedness (the "Competitive Bid Facility") incurred or to be incurred by the Maker under a credit facility extended to the Maker by the Bank under that certain Third Amended and Restated Credit Agreement dated as of the date of this Note, among the Maker, the Bank, the other banks party thereto, and Bank One, Indiana, NA, as Agent (as from time to time amended, supplemented, replaced or otherwise modified, the "Credit Agreement"). The principal amount of the Competitive Bid Facility outstanding from time to time shall be determined by reference to the books and records of the Bank on which all Advances under the Competitive Bid Facility and all payments by the Maker on account of the Competitive Bid Facility shall be recorded. Such books and records shall be deemed prima facie to be correct as to such matters.

         The terms "Competitive Bid Advance," "Maturity Date," and "Banking Day" are used in this Note as defined in the Credit Agreement.

         Interest on the unpaid principal balance of this Note outstanding from time to time prior to and after the Maturity Date for such Competitive Bid Advance will accrue at the rate or rates provided in the Credit Agreement. Prior to the Maturity Date for such Competitive Bid Advance, accrued interest on the outstanding principal balance of this Note shall be due and payable on such dates as set forth in the Credit Agreement and on the Maturity Date for such Competitive Bid Advance. After the Maturity Date for such Competitive Bid Advance, interest shall be due and payable as accrued and without demand. Interest will be calculated on the basis that an entire year's interest is earned in 360 days.

         Notwithstanding any other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged hereon to the Maker, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully sets out the limitations on how interest accrues hereon. In the event applicable law provides for a rate ceiling, that ceiling shall be the indicated rate ceiling and shall be used in this Note for calculating the maximum interest rate at which interest may be charged hereon and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the state in which the principal office of the Bank or any holder is located, or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

         The entire outstanding principal balance of this Note shall be due and payable, together with accrued interest, on the Maturity Date for such Competitive Bid Advance as evidenced by this Note. Reference is made to the Credit Agreement which provides for acceleration of the maturity of the Competitive Bid Advance evidenced by this Note upon the happening of Events of Default as defined therein. All payments made by the Maker hereunder shall be made for the account of the Bank at the office of Bank One, Indiana, NA located at 111 Monument Circle, P. O. Box 7700, Indianapolis, Indiana 46277-0119.

         All payments on account of this Note shall be applied first to expenses of collection, next to interest which is due and payable, and only after satisfaction of all such expenses and interest, to principal.

         The Maker and any endorsers severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment of this Note without notice.

         All amounts payable under the terms of this Note shall be payable with expenses of collection, including attorneys' fees, and without relief from valuation and appraisement laws.

         This Note may be prepaid only upon the conditions and at such times as provided in the Credit Agreement.

         This Note is made under and will be governed by the laws of the State of Indiana without reference to conflicts of law and principles thereunder.


                                               BINDLEY WESTERN INDUSTRIES, INC.



                                               By:
                                                  ------------------------------
                                                          Vice President

                                  EXHIBIT D-6


                                 PROMISSORY NOTE
                           (Competitive Bid Facility)

$_______________                                  Indianapolis, Indiana
                                                  Dated:  December 28, 1998
                                                  Maturity:  December 27, 1999


         On or before December 27, 1999, BINDLEY WESTERN INDUSTRIES, INC., an Indiana corporation (the "Maker"), promises to pay to the order of FIFTH THIRD BANK, INDIANA (the "Bank") the principal sum of $______________ or so much of such Competitive Bid Advance as may be disbursed by the Bank under the terms of the Credit Agreement described below and remaining outstanding and unpaid, and to pay interest on the unpaid principal balance of such Competitive Bid Advance outstanding from time to time as provided in this Note.

         This Note evidences indebtedness (the "Competitive Bid Facility") incurred or to be incurred by the Maker under a credit facility extended to the Maker by the Bank under that certain Third Amended and Restated Credit Agreement dated as of the date of this Note, among the Maker, the Bank, the other banks party thereto, and Bank One, Indiana, NA, as Agent (as from time to time amended, supplemented, replaced or otherwise modified, the "Credit Agreement"). The principal amount of the Competitive Bid Facility outstanding from time to time shall be determined by reference to the books and records of the Bank on which all Advances under the Competitive Bid Facility and all payments by the Maker on account of the Competitive Bid Facility shall be recorded. Such books and records shall be deemed prima facie to be correct as to such matters.

         The terms "Competitive Bid Advance," "Maturity Date," and "Banking Day" are used in this Note as defined in the Credit Agreement.

         Interest on the unpaid principal balance of this Note outstanding from time to time prior to and after the Maturity Date for such Competitive Bid Advance will accrue at the rate or rates provided in the Credit Agreement. Prior to the Maturity Date for such Competitive Bid Advance, accrued interest on the outstanding principal balance of this Note shall be due and payable on such dates as set forth in the Credit Agreement and on the Maturity Date for such Competitive Bid Advance. After the Maturity Date for such Competitive Bid Advance, interest shall be due and payable as accrued and without demand. Interest will be calculated on the basis that an entire year's interest is earned in 360 days.

         Notwithstanding any other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged hereon to the Maker, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully sets out the limitations on how interest accrues hereon. In the event applicable law provides for a rate ceiling, that ceiling shall be the indicated rate ceiling and shall be used in this Note for calculating the maximum interest rate at which interest may be charged hereon and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the state in which the principal office of the Bank or any holder is located, or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

         The entire outstanding principal balance of this Note shall be due and payable, together with accrued interest, on the Maturity Date for such Competitive Bid Advance as evidenced by this Note. Reference is made to the Credit Agreement which provides for acceleration of the maturity of the Competitive Bid Advance evidenced by this Note upon the happening of Events of Default as defined therein. All payments made by the Maker hereunder shall be made for the account of the Bank at the office of Bank One, Indiana, NA located at 111 Monument Circle, P. O. Box 7700, Indianapolis, Indiana 46277-0119.

         All payments on account of this Note shall be applied first to expenses of collection, next to interest which is due and payable, and only after satisfaction of all such expenses and interest, to principal.

         The Maker and any endorsers severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment of this Note without notice.

         All amounts payable under the terms of this Note shall be payable with expenses of collection, including attorneys' fees, and without relief from valuation and appraisement laws.

         This Note may be prepaid only upon the conditions and at such times as provided in the Credit Agreement.

         This Note is made under and will be governed by the laws of the State of Indiana without reference to conflicts of law and principles thereunder.


                                               BINDLEY WESTERN INDUSTRIES, INC.



                                               By:
                                                  ------------------------------
                                                      Vice President

                                  EXHIBIT D-7


                                 PROMISSORY NOTE
                           (Competitive Bid Facility)

$_______________                                  Indianapolis, Indiana
                                                  Dated:  December 28, 1998
                                                  Maturity:  December 27, 1999


         On or before December 27, 1999, BINDLEY WESTERN INDUSTRIES, INC., an Indiana corporation (the "Maker"), promises to pay to the order of THE NORTHERN TRUST COMPANY (the "Bank") the principal sum of $______________ or so much of such Competitive Bid Advance as may be disbursed by the Bank under the terms of the Credit Agreement described below and remaining outstanding and unpaid, and to pay interest on the unpaid principal balance of such Competitive Bid Advance outstanding from time to time as provided in this Note.

         This Note evidences indebtedness (the "Competitive Bid Facility") incurred or to be incurred by the Maker under a credit facility extended to the Maker by the Bank under that certain Third Amended and Restated Credit Agreement dated as of the date of this Note, among the Maker, the Bank, the other banks party thereto, and Bank One, Indiana, NA, as Agent (as from time to time amended, supplemented, replaced or otherwise modified, the "Credit Agreement"). The principal amount of the Competitive Bid Facility outstanding from time to time shall be determined by reference to the books and records of the Bank on which all Advances under the Competitive Bid Facility and all payments by the Maker on account of the Competitive Bid Facility shall be recorded. Such books and records shall be deemed prima facie to be correct as to such matters.

         The terms "Competitive Bid Advance," "Maturity Date," and "Banking Day" are used in this Note as defined in the Credit Agreement.

         Interest on the unpaid principal balance of this Note outstanding from time to time prior to and after the Maturity Date for such Competitive Bid Advance will accrue at the rate or rates provided in the Credit Agreement. Prior to the Maturity Date for such Competitive Bid Advance, accrued interest on the outstanding principal balance of this Note shall be due and payable on such dates as set forth in the Credit Agreement and on the Maturity Date for such Competitive Bid Advance. After the Maturity Date for such Competitive Bid Advance, interest shall be due and payable as accrued and without demand. Interest will be calculated on the basis that an entire year's interest is earned in 360 days.

         Notwithstanding any other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged hereon to the Maker, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully sets out the limitations on how interest accrues hereon. In the event applicable law provides for a rate ceiling, that ceiling shall be the indicated rate ceiling and shall be used in this Note for calculating the maximum interest rate at which interest may be charged hereon and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the state in which the principal office of the Bank or any holder is located, or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

         The entire outstanding principal balance of this Note shall be due and payable, together with accrued interest, on the Maturity Date for such Competitive Bid Advance as evidenced by this Note. Reference is made to the Credit Agreement which provides for acceleration of the maturity of the Competitive Bid Advance evidenced by this Note upon the happening of Events of Default as defined therein. All payments made by the Maker hereunder shall be made for the account of the Bank at the office of Bank One, Indiana, NA located at 111 Monument Circle, P. O. Box 7700, Indianapolis, Indiana 46277-0119.

         All payments on account of this Note shall be applied first to expenses of collection, next to interest which is due and payable, and only after satisfaction of all such expenses and interest, to principal.

         The Maker and any endorsers severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment of this Note without notice.

         All amounts payable under the terms of this Note shall be payable with expenses of collection, including attorneys' fees, and without relief from valuation and appraisement laws.

         This Note may be prepaid only upon the conditions and at such times as provided in the Credit Agreement.

         This Note is made under and will be governed by the laws of the State of Indiana without reference to conflicts of law and principles thereunder.


                                               BINDLEY WESTERN INDUSTRIES, INC.



                                               By:
                                                  ------------------------------
                                                         Vice President

                                  EXHIBIT E - 1

                                 PROMISSORY NOTE
                               (Revolving Credit)

                                                  Indianapolis, Indiana
$37,500,000.00                                    Dated:  December 28, 1998
                                                  Maturity:  December 27, 1999


         On or before December 27, 1999, BINDLEY WESTERN INDUSTRIES, INC., an Indiana corporation (the "Maker"), promises to pay to the order of NBD BANK, N.A. (the "Bank") the principal sum of Thirty-Seven Million Five Hundred Thousand and No/100 Dollars ($37,500,000.00) or so much of the unpaid principal amount of each Advance represented by this Note as may be disbursed by the Bank under the terms of the Credit Agreement described below and remaining outstanding and unpaid, and to pay interest on the unpaid principal balance of each Advance outstanding from time to time as provided in this Note.

         This Note evidences indebtedness (the "Revolving Credit") incurred or to be incurred by the Maker under a revolving line of credit extended to the Maker by the Bank under that certain Third Amended and Restated Credit Agreement dated as of the date of this Note, among the Maker, the Bank, the other banks party thereto, and Bank One, Indiana, NA, as Agent (as from time to time amended, supplemented, replaced or otherwise modified, the "Credit Agreement"). The principal amount of the Revolving Credit outstanding from time to time shall be determined by reference to the books and records of the Bank on which all Advances under the Revolving Credit and all payments by the Maker on account of the Revolving Credit shall be recorded. Such books and records shall be deemed prima facie to be correct as to such matters.

         The terms "Advance," "Maturity Date," and "Banking Day" are used in this Note as defined in the Credit Agreement.

         Interest on the unpaid principal balance of each Advance outstanding from time to time prior to and after the Maturity Date for such Advance will accrue at the rate or rates provided in the Credit Agreement. Prior to the Maturity Date for such Advance, accrued interest on each Advance shall be due and payable on such dates as set forth in the Credit Agreement and on the Maturity Date for such Advance. After the Maturity Date for such Advance, interest shall be due and payable as accrued and without demand. Interest will be calculated on the basis that an entire year's interest is earned in 360 days.

         Notwithstanding any other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged hereon to the Maker, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully sets out the limitations on how interest accrues hereon. In the event applicable law provides for a rate ceiling, that ceiling shall be the indicated rate ceiling and shall be used in this Note for calculating the maximum interest rate at which interest may be charged hereon and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the state in which the principal office of the Bank or any holder is located, or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

         The entire outstanding principal balance of this Note shall be due and payable, together with accrued interest, on the respective Maturity Date for each such Advance. Reference is made to the Credit Agreement which provides for acceleration of the maturity of all Advances evidenced by this Note upon the happening of Events of Default as defined therein. All payments made by the Maker hereunder shall be made for the account of the Bank at the office of Bank One, Indiana, NA, 111 Monument Circle, P.O. Box 7700, Indianapolis, Indiana 46277-0119.

         All payments on account of this Note shall be applied first to expenses of collection, next to interest which is due and payable, and only after satisfaction of all such expenses and interest, to principal.

         The Maker and any endorsers severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment of this Note without notice.

         All amounts payable under the terms of this Note shall be payable with expenses of collection, including attorneys' fees, and without relief from valuation and appraisement laws.

         This Note may be prepaid only upon the conditions and at such times as provided in the Credit Agreement.

         This Note is made under and will be governed by the laws of the State of Indiana without reference to conflicts of law and principles thereunder.


                                               BINDLEY WESTERN INDUSTRIES, INC.



                                               By:
                                                  ------------------------------
                                                  Thomas J. Salentine, Executive
                                                          Vice President

                                  EXHIBIT E - 2

                                 PROMISSORY NOTE
                               (Revolving Credit)

                                                  Indianapolis, Indiana
$22,000,000.00                                    Dated:  December 28, 1998
                                                  Maturity:  December 27, 1999


         On or before December 27, 1999, BINDLEY WESTERN INDUSTRIES, INC., an Indiana corporation (the "Maker"), promises to pay to the order of NATIONSBANK, N.A. (the "Bank") the principal sum of Twenty-Two Million and No/100 Dollars ($22,000,000.00) or so much of the unpaid principal amount of each Advance represented by this Note as may be disbursed by the Bank under the terms of the Credit Agreement described below and remaining outstanding and unpaid, and to pay interest on the unpaid principal balance of each Advance outstanding from time to time as provided in this Note.

         This Note evidences indebtedness (the "Revolving Credit") incurred or to be incurred by the Maker under a revolving line of credit extended to the Maker by the Bank under that certain Third Amended and Restated Credit Agreement dated as of the date of this Note, among the Maker, the Bank, the other banks party thereto, and Bank One, Indiana, NA, as Agent (as from time to time amended, supplemented, replaced or otherwise modified, the "Credit Agreement"). The principal amount of the Revolving Credit outstanding from time to time shall be determined by reference to the books and records of the Bank on which all Advances under the Revolving Credit and all payments by the Maker on account of the Revolving Credit shall be recorded. Such books and records shall be deemed prima facie to be correct as to such matters.

         The terms "Advance," "Maturity Date," and "Banking Day" are used in this Note as defined in the Credit Agreement.

         Interest on the unpaid principal balance of each Advance outstanding from time to time prior to and after the Maturity Date for such Advance will accrue at the rate or rates provided in the Credit Agreement. Prior to the Maturity Date for such Advance, accrued interest on each Advance shall be due and payable on such dates as set forth in the Credit Agreement and on the Maturity Date for such Advance. After the Maturity Date for such Advance, interest shall be due and payable as accrued and without demand. Interest will be calculated on the basis that an entire year's interest is earned in 360 days.

         Notwithstanding any other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged hereon to the Maker, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully sets out the limitations on how interest accrues hereon. In the event applicable law provides for a rate ceiling, that ceiling shall be the indicated rate ceiling and shall be used in this Note for calculating the maximum interest rate at which interest may be charged hereon and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the state in which the principal office of the Bank or any holder is located, or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

         The entire outstanding principal balance of this Note shall be due and payable, together with accrued interest, on the respective Maturity Date for each such Advance. Reference is made to the Credit Agreement which provides for acceleration of the maturity of all Advances evidenced by this Note upon the happening of Events of Default as defined therein. All payments made by the Maker hereunder shall be made for the account of the Bank at the office of Bank One, Indiana, NA, 111 Monument Circle, P.O. Box 7700, Indianapolis, Indiana 46277-0119.

         All payments on account of this Note shall be applied first to expenses of collection, next to interest which is due and payable, and only after satisfaction of all such expenses and interest, to principal.

         The Maker and any endorsers severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment of this Note without notice.

         All amounts payable under the terms of this Note shall be payable with expenses of collection, including attorneys' fees, and without relief from valuation and appraisement laws.

         This Note may be prepaid only upon the conditions and at such times as provided in the Credit Agreement.

         This Note is made under and will be governed by the laws of the State of Indiana without reference to conflicts of law and principles thereunder.


                                               BINDLEY WESTERN INDUSTRIES, INC.



                                               By:
                                                  ------------------------------
                                                  Thomas J. Salentine, Executive
                                                          Vice President

                                  EXHIBIT E - 3

                                 PROMISSORY NOTE
                               (Revolving Credit)

                                                  Indianapolis, Indiana
$31,000,000.00                                    Dated:  December 28, 1998
                                                  Maturity:  December 27, 1999


         On or before December 27, 1999, BINDLEY WESTERN INDUSTRIES, INC., an Indiana corporation (the "Maker"), promises to pay to the order of KEYBANK NATIONAL ASSOCIATION (the "Bank") the principal sum of Thirty-One Million and No/100 Dollars ($31,000,000.00) or so much of the unpaid principal amount of each Advance represented by this Note as may be disbursed by the Bank under the terms of the Credit Agreement described below and remaining outstanding and unpaid, and to pay interest on the unpaid principal balance of each Advance outstanding from time to time as provided in this Note.

         This Note evidences indebtedness (the "Revolving Credit") incurred or to be incurred by the Maker under a revolving line of credit extended to the Maker by the Bank under that certain Third Amended and Restated Credit Agreement dated as of the date of this Note, among the Maker, the Bank, the other banks party thereto, and Bank One, Indiana, NA, as Agent (as from time to time amended, supplemented, replaced or otherwise modified, the "Credit Agreement"). The principal amount of the Revolving Credit outstanding from time to time shall be determined by reference to the books and records of the Bank on which all Advances under the Revolving Credit and all payments by the Maker on account of the Revolving Credit shall be recorded. Such books and records shall be deemed prima facie to be correct as to such matters.

         The terms "Advance," "Maturity Date," and "Banking Day" are used in this Note as defined in the Credit Agreement.

         Interest on the unpaid principal balance of each Advance outstanding from time to time prior to and after the Maturity Date for such Advance will accrue at the rate or rates provided in the Credit Agreement. Prior to the Maturity Date for such Advance, accrued interest on each Advance shall be due and payable on such dates as set forth in the Credit Agreement and on the Maturity Date for such Advance. After the Maturity Date for such Advance, interest shall be due and payable as accrued and without demand. Interest will be calculated on the basis that an entire year's interest is earned in 360 days.

         Notwithstanding any other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged hereon to the Maker, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully sets out the limitations on how interest accrues hereon. In the event applicable law provides for a rate ceiling, that ceiling shall be the indicated rate ceiling and shall be used in this Note for calculating the maximum interest rate at which interest may be charged hereon and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the state in which the principal office of the Bank or any holder is located, or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

         The entire outstanding principal balance of this Note shall be due and payable, together with accrued interest, on the respective Maturity Date for each such Advance. Reference is made to the Credit Agreement which provides for acceleration of the maturity of all Advances evidenced by this Note upon the happening of Events of Default as defined therein. All payments made by the Maker hereunder shall be made for the account of the Bank at the office of Bank One, Indiana, NA, 111 Monument Circle, P.O. Box 7700, Indianapolis, Indiana 46277-0119.

         All payments on account of this Note shall be applied first to expenses of collection, next to interest which is due and payable, and only after satisfaction of all such expenses and interest, to principal.

         The Maker and any endorsers severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment of this Note without notice.

         All amounts payable under the terms of this Note shall be payable with expenses of collection, including attorneys' fees, and without relief from valuation and appraisement laws.

         This Note may be prepaid only upon the conditions and at such times as provided in the Credit Agreement.

         This Note is made under and will be governed by the laws of the State of Indiana without reference to conflicts of law and principles thereunder.


                                               BINDLEY WESTERN INDUSTRIES, INC.



                                               By:
                                                  ------------------------------
                                                  Thomas J. Salentine, Executive
                                                           Vice President

                                  EXHIBIT E - 4

                                 PROMISSORY NOTE
                               (Revolving Credit)

                                                  Indianapolis, Indiana
$35,000,000.00                                    Dated:  December 28, 1998
                                                  Maturity:  December 27, 1999


         On or before December 27, 1999, BINDLEY WESTERN INDUSTRIES, INC., an Indiana corporation (the "Maker"), promises to pay to the order of SUNTRUST BANK, CENTRAL FLORIDA, N.A. (the "Bank") the principal sum of Thirty-Five Million and No/100 Dollars ($35,000,000.00) or so much of the unpaid principal amount of each Advance represented by this Note as may be disbursed by the Bank under the terms of the Credit Agreement described below and remaining outstanding and unpaid, and to pay interest on the unpaid principal balance of each Advance outstanding from time to time as provided in this Note.

         This Note evidences indebtedness (the "Revolving Credit") incurred or to be incurred by the Maker under a revolving line of credit extended to the Maker by the Bank under that certain Third Amended and Restated Credit Agreement dated as of the date of this Note, among the Maker, the Bank, the other banks party thereto, and Bank One, Indiana, NA, as Agent (as from time to time amended, supplemented, replaced or otherwise modified, the "Credit Agreement"). The principal amount of the Revolving Credit outstanding from time to time shall be determined by reference to the books and records of the Bank on which all Advances under the Revolving Credit and all payments by the Maker on account of the Revolving Credit shall be recorded. Such books and records shall be deemed prima facie to be correct as to such matters.

         The terms "Advance," "Maturity Date," and "Banking Day" are used in this Note as defined in the Credit Agreement.

         Interest on the unpaid principal balance of each Advance outstanding from time to time prior to and after the Maturity Date for such Advance will accrue at the rate or rates provided in the Credit Agreement. Prior to the Maturity Date for such Advance, accrued interest on each Advance shall be due and payable on such dates as set forth in the Credit Agreement and on the Maturity Date for such Advance. After the Maturity Date for such Advance, interest shall be due and payable as accrued and without demand. Interest will be calculated on the basis that an entire year's interest is earned in 360 days.

         Notwithstanding any other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged hereon to the Maker, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully sets out the limitations on how interest accrues hereon. In the event applicable law provides for a rate ceiling, that ceiling shall be the indicated rate ceiling and shall be used in this Note for calculating the maximum interest rate at which interest may be charged hereon and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the state in which the principal office of the Bank or any holder is located, or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

         The entire outstanding principal balance of this Note shall be due and payable, together with accrued interest, on the respective Maturity Date for each such Advance. Reference is made to the Credit Agreement which provides for acceleration of the maturity of all Advances evidenced by this Note upon the happening of Events of Default as defined therein. All payments made by the Maker hereunder shall be made for the account of the Bank at the office of Bank One, Indiana, NA, 111 Monument Circle, P.O. Box 7700, Indianapolis, Indiana 46277-0119.

         All payments on account of this Note shall be applied first to expenses of collection, next to interest which is due and payable, and only after satisfaction of all such expenses and interest, to principal.

         The Maker and any endorsers severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment of this Note without notice.

         All amounts payable under the terms of this Note shall be payable with expenses of collection, including attorneys' fees, and without relief from valuation and appraisement laws.

         This Note may be prepaid only upon the conditions and at such times as provided in the Credit Agreement.

         This Note is made under and will be governed by the laws of the State of Indiana without reference to conflicts of law and principles thereunder.


                                               BINDLEY WESTERN INDUSTRIES, INC.



                                               By:
                                                  ------------------------------
                                                  Thomas J. Salentine, Executive
                                                           Vice President

                                  EXHIBIT E - 5

                                 PROMISSORY NOTE
                               (Revolving Credit)

                                                   Indianapolis, Indiana
$20,000,000.00                                     Dated:  December 28, 1998
                                                   Maturity:  December 27, 1999


         On or before December 27, 1999, BINDLEY WESTERN INDUSTRIES, INC., an Indiana corporation (the "Maker"), promises to pay to the order of NATIONAL CITY BANK OF INDIANA (the "Bank") the principal sum of Twenty Million and No/100 Dollars ($20,000,000.00) or so much of the unpaid principal amount of each Advance represented by this Note as may be disbursed by the Bank under the terms of the Credit Agreement described below and remaining outstanding and unpaid, and to pay interest on the unpaid principal balance of each Advance outstanding from time to time as provided in this Note.

         This Note evidences indebtedness (the "Revolving Credit") incurred or to be incurred by the Maker under a revolving line of credit extended to the Maker by the Bank under that certain Third Amended and Restated Credit Agreement dated as of the date of this Note, among the Maker, the Bank, the other banks party thereto, and Bank One, Indiana, NA, as Agent (as from time to time amended, supplemented, replaced or otherwise modified, the "Credit Agreement"). The principal amount of the Revolving Credit outstanding from time to time shall be determined by reference to the books and records of the Bank on which all Advances under the Revolving Credit and all payments by the Maker on account of the Revolving Credit shall be recorded. Such books and records shall be deemed prima facie to be correct as to such matters.

         The terms "Advance," "Maturity Date," and "Banking Day" are used in this Note as defined in the Credit Agreement.

         Interest on the unpaid principal balance of each Advance outstanding from time to time prior to and after the Maturity Date for such Advance will accrue at the rate or rates provided in the Credit Agreement. Prior to the Maturity Date for such Advance, accrued interest on each Advance shall be due and payable on such dates as set forth in the Credit Agreement and on the Maturity Date for such Advance. After the Maturity Date for such Advance, interest shall be due and payable as accrued and without demand. Interest will be calculated on the basis that an entire year's interest is earned in 360 days.

         Notwithstanding any other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged hereon to the Maker, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully sets out the limitations on how interest accrues hereon. In the event applicable law provides for a rate ceiling, that ceiling shall be the indicated rate ceiling and shall be used in this Note for calculating the maximum interest rate at which interest may be charged hereon and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the state in which the principal office of the Bank or any holder is located, or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

         The entire outstanding principal balance of this Note shall be due and payable, together with accrued interest, on the respective Maturity Date for each such Advance. Reference is made to the Credit Agreement which provides for acceleration of the maturity of all Advances evidenced by this Note upon the happening of Events of Default as defined therein. All payments made by the Maker hereunder shall be made for the account of the Bank at the office of Bank One, Indiana, NA, 111 Monument Circle, P.O. Box 7700, Indianapolis, Indiana 46277-0119.

         All payments on account of this Note shall be applied first to expenses of collection, next to interest which is due and payable, and only after satisfaction of all such expenses and interest, to principal.

         The Maker and any endorsers severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment of this Note without notice.

         All amounts payable under the terms of this Note shall be payable with expenses of collection, including attorneys' fees, and without relief from valuation and appraisement laws.

         This Note may be prepaid only upon the conditions and at such times as provided in the Credit Agreement.

         This Note is made under and will be governed by the laws of the State of Indiana without reference to conflicts of law and principles thereunder.


                                               BINDLEY WESTERN INDUSTRIES, INC.



                                               By:
                                                  ------------------------------
                                                  Thomas J. Salentine, Executive
                                                         Vice President

                                  EXHIBIT E - 6

                                 PROMISSORY NOTE
                               (Revolving Credit)

                                                  Indianapolis, Indiana
$9,000,000.00                                     Dated:  December 28, 1998
                                                  Maturity:  December 27, 1999


         On or before December 27, 1999, BINDLEY WESTERN INDUSTRIES, INC., an Indiana corporation (the "Maker"), promises to pay to the order of FIFTH THIRD BANK, INDIANA (the "Bank") the principal sum of Nine Million and No/100 Dollars ($9,000,000.00) or so much of the unpaid principal amount of each Advance represented by this Note as may be disbursed by the Bank under the terms of the Credit Agreement described below and remaining outstanding and unpaid, and to pay interest on the unpaid principal balance of each Advance outstanding from time to time as provided in this Note.

         This Note evidences indebtedness (the "Revolving Credit") incurred or to be incurred by the Maker under a revolving line of credit extended to the Maker by the Bank under that certain Third Amended and Restated Credit Agreement dated as of the date of this Note, among the Maker, the Bank, the other banks party thereto, and Bank One, Indiana, NA, as Agent (as from time to time amended, supplemented, replaced or otherwise modified, the "Credit Agreement"). The principal amount of the Revolving Credit outstanding from time to time shall be determined by reference to the books and records of the Bank on which all Advances under the Revolving Credit and all payments by the Maker on account of the Revolving Credit shall be recorded. Such books and records shall be deemed prima facie to be correct as to such matters.

         The terms "Advance," "Maturity Date," and "Banking Day" are used in this Note as defined in the Credit Agreement.

         Interest on the unpaid principal balance of each Advance outstanding from time to time prior to and after the Maturity Date for such Advance will accrue at the rate or rates provided in the Credit Agreement. Prior to the Maturity Date for such Advance, accrued interest on each Advance shall be due and payable on such dates as set forth in the Credit Agreement and on the Maturity Date for such Advance. After the Maturity Date for such Advance, interest shall be due and payable as accrued and without demand. Interest will be calculated on the basis that an entire year's interest is earned in 360 days.

         Notwithstanding any other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged hereon to the Maker, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully sets out the limitations on how interest accrues hereon. In the event applicable law provides for a rate ceiling, that ceiling shall be the indicated rate ceiling and shall be used in this Note for calculating the maximum interest rate at which interest may be charged hereon and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the state in which the principal office of the Bank or any holder is located, or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

         The entire outstanding principal balance of this Note shall be due and payable, together with accrued interest, on the respective Maturity Date for each such Advance. Reference is made to the Credit Agreement which provides for acceleration of the maturity of all Advances evidenced by this Note upon the happening of Events of Default as defined therein. All payments made by the Maker hereunder shall be made for the account of the Bank at the office of Bank One, Indiana, NA, 111 Monument Circle, P.O. Box 7700, Indianapolis, Indiana 46277-0119.

         All payments on account of this Note shall be applied first to expenses of collection, next to interest which is due and payable, and only after satisfaction of all such expenses and interest, to principal.

         The Maker and any endorsers severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment of this Note without notice.

         All amounts payable under the terms of this Note shall be payable with expenses of collection, including attorneys' fees, and without relief from valuation and appraisement laws.

         This Note may be prepaid only upon the conditions and at such times as provided in the Credit Agreement.

         This Note is made under and will be governed by the laws of the State of Indiana without reference to conflicts of law and principles thereunder.


                                               BINDLEY WESTERN INDUSTRIES, INC.



                                               By:
                                                  ------------------------------
                                                  Thomas J. Salentine, Executive
                                                           Vice President

                                  EXHIBIT E - 7

                                 PROMISSORY NOTE
                               (Revolving Credit)

                                                  Indianapolis, Indiana
$20,000,000.00                                    Dated:  December 28, 1998
                                                  Maturity:  December 27, 1999


         On or before December 27, 1999, BINDLEY WESTERN INDUSTRIES, INC., an Indiana corporation (the "Maker"), promises to pay to the order of THE NORTHERN TRUST COMPANY (the "Bank") the principal sum of Twenty Million and No/100 Dollars ($20,000,000.00) or so much of the unpaid principal amount of each Advance represented by this Note as may be disbursed by the Bank under the terms of the Credit Agreement described below and remaining outstanding and unpaid, and to pay interest on the unpaid principal balance of each Advance outstanding from time to time as provided in this Note.

         This Note evidences indebtedness (the "Revolving Credit") incurred or to be incurred by the Maker under a revolving line of credit extended to the Maker by the Bank under that certain Third Amended and Restated Credit Agreement dated as of the date of this Note, among the Maker, the Bank, the other banks party thereto, and Bank One, Indiana, NA, as Agent (as from time to time amended, supplemented, replaced or otherwise modified, the "Credit Agreement"). The principal amount of the Revolving Credit outstanding from time to time shall be determined by reference to the books and records of the Bank on which all Advances under the Revolving Credit and all payments by the Maker on account of the Revolving Credit shall be recorded. Such books and records shall be deemed prima facie to be correct as to such matters.

         The terms "Advance," "Maturity Date," and "Banking Day" are used in this Note as defined in the Credit Agreement.

         Interest on the unpaid principal balance of each Advance outstanding from time to time prior to and after the Maturity Date for such Advance will accrue at the rate or rates provided in the Credit Agreement. Prior to the Maturity Date for such Advance, accrued interest on each Advance shall be due and payable on such dates as set forth in the Credit Agreement and on the Maturity Date for such Advance. After the Maturity Date for such Advance, interest shall be due and payable as accrued and without demand. Interest will be calculated on the basis that an entire year's interest is earned in 360 days.

         Notwithstanding any other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged hereon to the Maker, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully sets out the limitations on how interest accrues hereon. In the event applicable law provides for a rate ceiling, that ceiling shall be the indicated rate ceiling and shall be used in this Note for calculating the maximum interest rate at which interest may be charged hereon and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the state in which the principal office of the Bank or any holder is located, or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

         The entire outstanding principal balance of this Note shall be due and payable, together with accrued interest, on the respective Maturity Date for each such Advance. Reference is made to the Credit Agreement which provides for acceleration of the maturity of all Advances evidenced by this Note upon the happening of Events of Default as defined therein. All payments made by the Maker hereunder shall be made for the account of the Bank at the office of Bank One, Indiana, NA, 111 Monument Circle, P.O. Box 7700, Indianapolis, Indiana 46277-0119.

         All payments on account of this Note shall be applied first to expenses of collection, next to interest which is due and payable, and only after satisfaction of all such expenses and interest, to principal.

         The Maker and any endorsers severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment of this Note without notice.

         All amounts payable under the terms of this Note shall be payable with expenses of collection, including attorneys' fees, and without relief from valuation and appraisement laws.

         This Note may be prepaid only upon the conditions and at such times as provided in the Credit Agreement.

         This Note is made under and will be governed by the laws of the State of Indiana without reference to conflicts of law and principles thereunder.


                                               BINDLEY WESTERN INDUSTRIES, INC.



                                               By:
                                                  ------------------------------
                                                  Thomas J. Salentine, Executive
                                                           Vice President

                                    EXHIBIT F

                                 PROMISSORY NOTE
                                  (Swing Line)

                                                  Indianapolis, Indiana
$20,000,000.00                                    Dated:  December 28, 1998
                                                  Maturity:  December 27, 1999


         On or before December 27, 1999, BINDLEY WESTERN INDUSTRIES, INC., an Indiana corporation (the "Maker"), promises to pay to the order of NBD BANK, N.A. (the "Bank") the principal sum of Twenty Million Dollars ($20,000,000.00) or so much of the unpaid principal amount of each Swing Line Advance represented by this Note as may be disbursed by the Bank under the terms of the Credit Agreement described below and remaining outstanding and unpaid, and to pay interest on the unpaid principal balance of each Swing Line Advance outstanding from time to time as provided in this Note.

         This Note evidences indebtedness (the "Swing Line") incurred or to be incurred by the Maker under a revolving line of credit extended to the Maker by the Bank under that certain Third Amended and Restated Credit Agreement dated as of the date of this Note, among the Maker, the Bank, the other banks party thereto, and Bank One, Indiana, NA, as Agent (as from time to time amended, supplemented, replaced or otherwise modified, the "Credit Agreement"). The principal amount of the Swing Line outstanding from time to time shall be determined by reference to the books and records of the Bank on which all Swing Line Advances under the Swing Line and all payments by the Maker on account of the Swing Line shall be recorded. Such books and records shall be deemed prima facie to be correct as to such matters.

         The terms "Swing Line Advance," "Maturity Date," and "Banking Day" are used in this Note as defined in the Credit Agreement.

         Interest on the unpaid principal balance of each Swing Line Advance outstanding from time to time prior to and after the Maturity Date for such Swing Line Advance will accrue at the rate or rates provided in the Credit Agreement. Prior to the Maturity Date for such Swing Line Advance, accrued interest on each Swing Line Advance shall be due and payable on such dates as set forth in the Credit Agreement and on the Maturity Date for such Swing Line Advance. After the Maturity Date for such Swing Line Advance, interest shall be due and payable as accrued and without demand. Interest will be calculated on the basis that an entire year's interest is earned in 360 days.

         Notwithstanding any other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged hereon to the Maker, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully sets out the limitations on how interest accrues hereon. In the event applicable law provides for a rate ceiling, that ceiling shall be the indicated rate ceiling and shall be used in this Note for calculating the maximum interest rate at which interest may be charged hereon and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the state in which the principal office of the Bank or any holder is located, or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

         The entire outstanding principal balance of this Note shall be due and payable, together with accrued interest, on the respective Maturity Date for each such Swing Line Advance. Reference is made to the Credit Agreement which provides for acceleration of the maturity of all Swing Line Advances evidenced by this Note upon the happening of Events of Default as defined therein. All payments made by the Maker hereunder shall be made for the account of the Bank at the office NBD Bank, N.A., One Indiana Square, Suite 7034, Indianapolis, Indiana 46266.

         All payments on account of this Note shall be applied first to expenses of collection, next to interest which is due and payable, and only after satisfaction of all such expenses and interest, to principal.

         The Maker and any endorsers severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment of this Note without notice.

         All amounts payable under the terms of this Note shall be payable with expenses of collection, including attorneys' fees, and without relief from valuation and appraisement laws.

         This Note may be prepaid only upon the conditions and at such times as provided in the Credit Agreement.

         This Note is made under and will be governed by the laws of the State of Indiana without reference to conflicts of law and principles thereunder.


                                               BINDLEY WESTERN INDUSTRIES, INC.



                                               By:
                                                  ------------------------------
                                                  Thomas J. Salentine, Executive
                                                         Vice President

                                    EXHIBIT G

                             COMPLIANCE CERTIFICATE

         I represent that I am the [chief executive officer or chief financial officer] of BINDLEY WESTERN INDUSTRIES, INC. ("Borrower") and pursuant to the terms of the Third Amended and Restated Credit Agreement dated effective December __, 1998 by and among the Borrower and the Banks which are parties thereto, I certify that:

         1. Each of the representations contained in Sections 5.01 through 5.12, inclusive, and 5.15 of the Credit Agreement are true and correct as of the date of this Officer's Certificate.

         2. The financial statements of the Borrower as of , 199 , and for the fiscal year then ended, and the financial statements as of , 199 , and for the partial fiscal year then ended, present fairly the financial condition of the Borrower and the results of its operations as of the dates of such statements and for the fiscal periods then ended, and since the date of the latest of such statements there has been no material adverse change in its financial position or its operations.

         3. No Default, as such term is defined in the Credit Agreement, has occurred and is continuing.

         4. Computation of Borrower's compliance with each of the financial covenants as contained in the Credit Agreement is set forth below:


         Net Worth  (Section 6.09)                                                      Current Requirement
         ---------                                                                      -------------------
         1.       Total Assets                                          ________
         2.       Total Liabilities, Reserves and Minority Interest     ________
         3.       Line 1 minus Line 2                                   ________          $275,000,000


         Total Debt to EBITDA (Section 6.10)

         1.       Total Debt                                            ________
         2.       EBITDA                                                ________
         3.       Line 1 divided by Line 2                              ________          3.50 to 1.0

         Interest Coverage Ratio (Section 6.11)

         1.       Net Income (excluding all extraordinary
                           gains and losses)                            _______
         2.       Income Taxes                                          _______
         3.       Interest Expense                                      _______
         4.       Line 1 plus Lines 2 and 3                             _______
         5.       Interest Expense (same as Line 3)                     _______
         6.       Line 4 divided by Line 5                              _______           2.50 to 1.0


                                               BINDLEY WESTERN INDUSTRIES, INC.



                                               By:
                                                  ------------------------------

                                                  ------------------------------
                                                    (Printed Name and Title)


                                               Date:
                                                    ----------------------------

                                   SCHEDULE 1

        LIST OF BORROWER'S SUBSIDIARIES EFFECTIVE AS OF DECEMBER 31, 1998


1.   BW Food Distributors, Inc. - Salem, New Hampshire

2.   BW Transportation Services, Inc. - Indianapolis, Indiana

3.   Special Services Company - Orange, Connecticut

4.   Priority Healthcare Services Corporation - Indianapolis, Indiana

5.   College Park Plaza Associates, Inc. - Indianapolis, Indiana

6. Bindley Western Funding Corporation - Woodland, California (a Delaware Corporation)


NOTE:  All are Indiana corporations except as otherwise noted.